Exhibit 4.5


PROSPECTUS SUPPLEMENT
(To Prospectus Dated__________, 1996)
                              $______________
                   Accredited Mortgage Loan Trust 1996-1
        $__________ Class A-1 Certificates, _____% Pass-Through Rate
       $__________ Class A-2 Certificates, Variable Pass-Through Rate
           Mortgage Loan Asset-Backed Certificates, Series 1996-1

                       Accredited Home Lenders, Inc.
                        Sponsor and Master Servicer

The Mortgage Loan Asset-Backed Certificates, Series 1996-1 (the "Certificates"), offered hereby will consist of one Class of fixed-rate Certificates (the "Class A-1 Certificates"), and one Class of variable-rate Certificates (the "Class A-2 Certificates," together with the Class A-1 Certificates, the "Class A Certificates" or the "Offered Certificates") issued by the Accredited Mortgage Loan Trust 1996-1 (the "Trust"). In addition to the Offered Certificates, the Trust will issue a subordinate Class of fixed-rate Certificates (the "Class B-1 Certificates"), a subordinate Class of variable-rate Certificates (the "Class B-2 Certificates", together with the Class B-1 Certificates, the "Class B Certificates") and one or more Classes of Residual Interest Certificates (the "Class R Certificates"). Only the Offered Certificates are offered hereby. Distributions of interest on the Class A Certificates are of an equal priority to the extent described herein, and distributions on the Class B Certificates and on the Class R Certificates are subordinate to distributions on the Class A Certificates to the extent described herein.

     The Trust will be created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") between Accredited Home Lenders, Inc., in its capacity as the sponsor (the "Sponsor") of the Trust and in its capacity as master servicer (the "Master Servicer") of the Mortgage Loans, and Bankers Trust Company, as trustee (the "Trustee"). The obligations of the Sponsor and of the Master Servicer with respect to the Certificates will be limited to their respective contractual obligations under the Pooling and Servicing Agreement. The assets of the Trust will include two groups (each, a "Mortgage Loan Group" or "Group", and together, the "Mortgage Loan Pool") of closed-end mortgage loans (the "Mortgage Loans") secured by mortgages or deeds of trust (the "Mortgages") on one to four-family residential properties (the "Mortgaged Properties") to be conveyed to the Trust on the Closing Date. The Class A-1 Certificates and the Class B-1 Certificates (the "Group I Certificates") will represent undivided ownership interests in a Group of Mortgage Loans with fixed rates of interest ("Group I") and the Class A-2 Certificates and Class B-2 Certificates (the "Group II Certificates") will represent undivided ownership interests in a Group of Mortgage Loans with adjustable rates of interest ("Group II"). All of the Mortgage Loans have remaining terms to maturity of 30 years or less and are secured by Mortgages which may be in first or junior lien positions.

     For a discussion of certain risk factors regarding an investment in the Offered Certificates, see "Risk Factors" herein and in the accompanying
Prospectus.                                  (cover continued on next page)

                          CERTIFICATE INSURER LOGO
THE OFFERED CERTIFICATES REPRESENT BENEFICIAL INTERESTS ONLY IN THE TRUST CREATED BY THE POOLING AND SERVICING AGREEMENT AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF ACCREDITED HOME LENDERS, INC. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Offered Certificates will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of the related sale. Proceeds to the Sponsor are anticipated to be approximately $___________ from the sale of the Offered Certificates, plus, in the case of the Class A-1 Certificates, accrued interest thereon at the applicable Pass-Through Rate from _______, 1996, but before deducting expenses payable by the Sponsor, estimated to be $_________. The Underwriter has agreed to reimburse the Sponsor with respect to certain of such expenses.

     The Offered Certificates are offered subject to prior sale when, as, and if accepted by the Underwriter and subject to the approval of certain legal matters. It is expected that delivery of the Offered Certificates in book-entry form will be made on or about ___________, 1996 only through DTC, Euroclear and CEDEL.


                              LEHMAN BROTHERS

_________, 1996

     On or before the issuance of the Certificates, the Sponsor will obtain from Financial Security Assurance, Inc. (the "Certificate Insurer") a certificate guaranty insurance policy relating to the Offered Certificates (the "Certificate Insurance Policy"), in favor of the Trustee.

     The Offered Certificates will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in such Offered Certificates (each, a "Beneficial Owner") may elect to hold their interests through The Depository Trust Company ("DTC"), in the United States, or Centrale de Livraison de Valeurs Mobiliers, S.A. ("CEDEL") or the Euroclear System ("Euroclear"), in Europe. The Offered Certificates will be offered in Europe and the United States of America.

     Distributions of principal and interest payable on each Class of Offered Certificates will be made on the 25th day of each month or if the 25th day is not a Business Day, the first Business Day thereafter (each, a "Distribution Date"), beginning September 25, 1996.

     An election will be made to treat certain assets of the Trust as one or more REMICs for federal income tax purposes. See "Federal Income Tax Considerations" herein and in the Prospectus.

     Prior to their issuance there has been no market for the Offered Certificates nor can there be any assurance that one will develop, or if it does develop, that it will provide the Beneficial Owners of the Offered Certificates with liquidity or will continue for the life of the Offered Certificates. Lehman Brothers Inc. (the "Underwriter") intends, but is not obligated, to make a market in the Offered Certificates.

     Until 90 days from the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a prospectus and a prospectus supplement. This is in addition to the obligation of dealers to deliver a prospectus and a prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                           AVAILABLE INFORMATION

     The Sponsor has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") on behalf of the Trust with respect to the Offered Certificates offered pursuant to the Prospectus dated ___________, 1996 and this Prospectus Supplement. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and at The Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                     REPORTS TO THE CERTIFICATEHOLDERS

     So long as the Offered Certificates are in book-entry form, monthly and annual reports concerning the Certificates and the Trust will be sent by the Trustee to Cede & Co., as the nominee of DTC and as registered holder of the Offered Certificates pursuant to the Pooling and Servicing Agreement. DTC will supply such reports to Beneficial Owners in accordance with its procedures. See "Description of the Securities -- Book-Entry Registration" in the Prospectus. To the extent required by the Securities Exchange Act of 1934, as amended, the Trust will provide financial information to the Owners which has been examined and reported upon, with an opinion expressed by an independent public accountant; to the extent not so required, such financial information will be unaudited. The Sponsor has determined that the financial statements of no entity other than the Certificate Insurer are material to the offering made hereby. The Trust will be formed to own the Mortgage Loans, and to issue the Certificates. The Trust will have no assets or obligations prior to issuance of the Certificates and will engage in no activities other than those described herein. Accordingly, no financial statements with respect to the Trust are included in this Prospectus Supplement. The audited financial statements of the Certificate Insurer are set forth in Appendix A hereto, and the unaudited interim financial statements of the Certificate Insurer are set forth in Appendix B hereto.

                                     SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Index of Principal Defined Terms for the location in the Prospectus Supplement or the accompanying Prospectus of the definitions of certain capitalized terms.

Issuer                        Accredited Mortgage Loan Trust 1996-1

Securities Offered            Class A-1 Certificates and Class A-2 Certificates.


Sponsor and Master Servicer   Accredited Home Lenders, Inc., a California
                              corporation. The Sponsor's principal executive offices are located at 15030 Avenue of Science, Suite 100, San Diego, California 92128, and its phone number is (619) 676-2100.

Subservicer                   Advanta Mortgage Corp. USA, a Delaware corporation
                              (the "Subservicer"). The Subservicer's principal executive offices are located at 16875 West
                              Bernardo Drive, San Diego, California 92127 and its phone number is (619) 674-3317.

Cut-Off Date                  August 1, 1996.

Closing Date                  __________, 1996.

The Certificates              Mortgage Loan Asset-Backed Certificates, Series
                              1996-1 consisting of the Offered Certificates, the Class B Certificates and the Class R Certificates issued pursuant to a Pooling and Servicing
                              Agreement dated as of August 1, 1996 among the Master Servicer, the Sponsor and the Trustee.
                              Only the Offered Certificates are offered hereby.

                              The Group I Certificates will represent undivided ownership interests in the fixed-rate Mortgage Loans which comprise Group I and the Group II Certificates will represent undivided ownership interests in the adjustable-rate Mortgage Loans which comprise Group II.

                              The Offered Certificates are issuable in original principal amounts of $1,000 and integral multiples thereof, except that one Certificate for each Class of Offered Certificates may be issued in a lesser amount.

Final Scheduled               The Final Scheduled Distribution Date will be_____
Distribution Dates            for the Class A-1 Certificates and __________ for
                              the Class A-2 Certificates. It is expected that the actual final Distribution Date for each Class of Offered Certificates will occur significantly earlier than such Final Scheduled Distribution
                              Dates. See "Yield and Maturity Considerations" herein and in the Prospectus.

The Mortgage Loans            The statistical information presented in this
                              Prospectus Supplement concerning the pool of Mortgage Loans is based on the pool as of August
                              __, 1996 (such date, the "Statistic

                              Calculation Date"). The aggregate principal balances of Mortgage Loans as of the Statistic Calculation Date was
                              $__________ with respect to Group I and $
                              _____________ with respect to Group II.  The
                              Sponsor expects that the aggregate principal balances of Mortgage Loans in the Mortgage Loan Pool as of the Closing Date will be approximately $_______________ with respect to Group I and approximately $_______________ with respect to Group II, in each case, plus or minus 5%. See "The Mortgage Loan Pool -- General." As a result of the foregoing, the statistical distribution of characteristics as of the Closing Date for the final Mortgage Loan Pool may vary somewhat from the statistical distribution of such characteristics as of the Statistic Calculation Date as presented in this Prospectus Supplement, although such variance will not be material.

                              Unless otherwise noted, all statistical
                              percentages in this Prospectus Supplement are measured by the aggregate principal balance of the related Mortgage Loans as of the Statistic Calculation Date.

                              The Mortgage Loans will consist of loans used to purchase a new home, to refinance an existing mortgage loan on more favorable terms, to consolidate debt, or to obtain cash proceeds by borrowing against the Mortgagor's equity in the related Mortgaged Property. As of the Statistic Calculation Date, the Mortgage Loans consisted of _____ Mortgages (and the related Mortgage Notes) on one to four-family residential properties (which may be condominiums, townhouses or homes in one to four-family residences), including investment properties located in ___ states, _______% of which were first priority Mortgages and _____% of which were second priority Mortgages. All of the Mortgage Loans will be closed-end mortgage loans in that the mortgagee is not required to make future advances thereunder; will have remaining terms to maturity of less than 30 years; and will be actuarial loans as defined herein under "The Mortgage Loan Pool -- General."

                              The Mortgage Loans will not be guaranteed by the Sponsor, and no Mortgage Loan will be insured by primary mortgage insurance policies or pool insurance; however, certain distributions due to the Owners of the Offered Certificates will be insured by the Certificate Insurer pursuant to the Certificate Insurance Policy. See "The Certificate Insurance Policy" and "The Certificate Insurer" herein.

Servicing of Mortgage Loans   The Mortgage Loans are required to be serviced by
                              the Master Servicer pursuant to the Pooling and Servicing Agreement. Pursuant to a Subservicing
                              Agreement dated as of __________ 1, 1996 between the Master Servicer and the Subscriber (the
                              "Subservicing Agreement"), the Master Servicer will delegate substantially all of its servicing obligations to the Subservicer. See "Servicing of Loans" in the Prospectus. The Subservicer may not be removed or replaced without the consent of the Certificate Insurer.

Original Certificate
  Principal Balances          Class A-1 Certificates:

                              Class A-2 Certificates: $____________.

                              In the event that the Sponsor does not, as of the Closing Date, have the full amount of Mortgage Loans which the Sponsor expects to sell to the Trust on such date (i.e., $_______________ with
                                                  ----
                              respect to Group I and $_______________ with
                              respect to Group II) the Sponsor will reduce the amounts of the Offered Certificates (which, if such reduction relates to Group I will be a pro
                                                                          ---
                              rata reduction in each Class of Offered
                              ----
                              Certificates); the Sponsor does not expect that the original principal amount of any Class of Offered Certificates will increase or decrease by more than 5% as a result of such non-delivery. Even if the full expected amount of Mortgage Loans is delivered, certain adjustments (plus or minus 5%) may occur in the Class sizes.

Class A-1 Pass-Through Rate   ____% per annum.

Class A-2 Pass-Through Rate   The Class A-2 Pass-Through Rate will be equal to
                              the lesser of (i)(a) with respect to any Distribution Date which occurs on or prior to the Step-Up Distribution Date, the London interbank offering rate ("LIBOR") for one-month United
                              States dollar deposits ("One-Month LIBOR")
                              (calculated as described under "Description of the Certificates -- Calculation of LIBOR" herein) plus
                              ____% per annum or (b) with respect to any Distribution Date thereafter, One-Month LIBOR plus
                              ____% per annum and (ii) the Class A-2 Available
                              Funds Pass-Through Rate for such Distribution
                              Date. The excess, if any, of (x) the interest due on the Class A-2 Certificates on any Distribution
                              Date calculated at the rate described in clause
                              (i) above (the "Class A-2 Formula Pass-Through
                              Rate") over (y) the interest due on the Class A-2
                              Certificates calculated at the Class A-2 Available
                              Funds Pass-Through Rate is the "Supplemental
                              Interest Amount" for such Distribution Date.

                              If, on any Distribution Date, there is a Supplemental Interest Amount calculated for any Distribution Date, the Owners of certain of the Class R Certificates have agreed to pay such amount. If the full amount of the Supplemental Interest Amount is not paid on a Distribution Date, then the amount not paid will accrue interest at the Class A-2 Formula Pass-Through Rate until such amount is paid on subsequent Distribution Dates.

                              The Certificate Insurer does not guarantee the payment of, nor do the ratings assigned to the Class A-2 Certificates address the likelihood of the payment of, any Supplemental Interest Amount.

                              The "Class A-2 Available Funds Pass-Through Rate," as of any Distribution Date, equals an amount, expressed as a per annum rate, equal to (a)(i) the aggregate amount of interest due and collected or advanced on all of the Mortgage Loans in Group II for the related Remittance Period [plus the Subordination Reduction Amount for Group II, if any, for such Distribution Date minus] (ii) the aggregate of the Servicing Fee and the Trustee's Fee and the premium due to the Certificate Insurer, in each case relating to Group II, on such Distribution Date and minus (iii) commencing on the ___th Distribution Date following the Closing Date, an amount equal to ____% per annum times the aggregate principal balance of the Mortgage Loans in Group II as of the beginning of such related Remittance Period, divided by (b) the Class A-2 Certificate Principal Balance immediately prior to such Distribution Date calculated on the basis of a 360 day year and the actual number of days elapsed.

                              The "Step-Up Distribution Date" is the second Distribution Date which follows the Clean-Up Call Date.

Distributions, Generally      Distributions on the Certificates are required to
                              be made on the twenty-fifth day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date") commencing on September 25,
                              1996, to the Owners as of the related Record Date.
                              See "Description of the Certificates --
                              Distributions, Generally."

Distributions of Interest     On each Distribution Date, the interest due with
                              respect to each Class of Offered Certificates (the
                              "Class A Interest Distribution Amount") will equal, in the case of the Class A-1 Certificates, the interest due with respect to the Class A-1
                              Certificates, and will be the interest which has accrued thereon at the Class A-1 Pass-Through Rate during the calendar month immediately preceding the calendar month in which such Distribution Date occurs, and, in the case of the Class A-2
                              Certificates, the interest which has accrued thereon at the Class A-2 Pass-Through Rate from the preceding Distribution Date (or from the Closing Date, in the case of the first
                              Distribution Date) to and including the day prior to the current Distribution Date, in each case, together with any unpaid interest shortfalls relating to such Class from prior periods; the Class A Interest Distribution Amount for the Class
                              A-2 Certificates will not include any Supplemental
                              Interest Amount. Each period referred to in the prior sentence relating to the accrual of interest is the "Accrual Period" for the related Class of Offered Certificates.

                              Calculations of interest on the Class A-1
                              Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months; all calculations of interest on the Class A-2 Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period, divided by 360.

Distributions of Principal    The Owners of each Class of Offered Certificates
                              will be entitled to receive certain monthly distributions of principal on each Distribution
                              Date which generally reflect collections of principal during the prior calendar month. On each Distribution Date until the Certificate
                              Principal Balance for a Class of Offered
                              Certificates has been reduced to zero, the Owners of each Class of Offered Certificates will be entitled to receive 100% of the Principal
                              Distribution Amount with respect to the related
                              Mortgage Loan Group.

                              The "Principal Distribution Amount" for each
                              Mortgage Loan Group will generally equal the amount of principal due or collected with respect to the related Mortgage Loans on account of scheduled payments due during the related Remittance Period, principal prepayments made during the related Remittance Period, the purchase or repurchase of Mortgage Loans required to be purchased or repurchased during the related Remittance Period, Substitution Amounts due with respect to Mortgage Loans substituted during the related Remittance Period and Mortgage Loans which became Liquidated Mortgage Loans during the related Remittance Period, plus any Class B Interest to be applied to the Certificate Principal Balance of the related Class of Offered Certificates pursuant to the subordination provisions discussed below minus the amount of any excess subordination previously created pursuant to such subordination provisions.

                              In no event will the Class A Principal
                              Distribution Amount for any class of Offered
                              Certificates and Distribution Date be less than zero or be greater than the then-outstanding Certificate Principal Balance of the related Class of Offered Certificates.

                              The subordination provisions of the Pooling and Servicing Agreement will result in a limited acceleration of principal payments to the Owners of each Class of Offered Certificates. Such subordination provisions are more fully described under "Description of the Certificates -- Subordination of Class B Certificates" and "Description of the Certificates -- Cross Collateralization Provisions." Such subordination provisions also have an effect on the weighted average lives and the yields to maturity of the Offered Certificates. See "Yield and Maturity Considerations herein and in the Prospectus."

                              The amount of any loss on a "Liquidated Mortgage Loan", i.e., a defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment), may or may not be recovered by the Owners of the related Class of Offered Certificates on the Distribution Date which immediately follows the event of loss. However, the Owners of the Offered Certificates are ultimately entitled to recovery of any such loss (each, a "Realized Loss"), which occur in the related Mortgage Loan Group. Such ultimate recovery will be in the form of an

                              Insured Payment if not covered by the application of Class B Interest from the related Mortgage Loan Group or the other Mortgage Loan Group.

Certificate Insurance Policy  The Sponsor will obtain a noncancelable insurance policy (the "Certificate Insurance Policy") with respect to the Offered Certificates, in favor of the Trustee on behalf of the Owners of the Offered Certificates. On or before each Distribution Date, the Certificate Insurer will be required to make available to the Trustee the amount, if any, by which the Insured Distribution Amount for either Class of Offered Certificates exceeds the funds available in the Distribution Account for distribution with respect to each Class of Offered Certificates (after deducting the amount necessary to pay the related premium due to the Certificate Insurer, the Trustee's Fees and the Servicing Fee) as of such Distribution Date.

                              With respect to each Class of Offered Certificates and any Distribution Date, the "Insured Distribution Amount" will equal the sum of the related Class A Interest Distribution Amount and the amount of the related Subordination Deficit, if any.

                              A "Subordination Deficit" with respect to a Mortgage Loan Group and Distribution Date is the amount, if any, by which (x) the aggregate Certificate Principal Balance of the related Class of Offered Certificates, after taking into account all distributions to be made on such Distribution Date (except for any payment to be made as to principal from the proceeds of the Certificate Insurance Policy), exceeds (y) the aggregate principal balances of the Mortgage Loans in the related Mortgage Loan Group as of the close of business on the last day of the preceding Remittance Period.

                              The Certificate Insurance Policy does not guarantee to owners of the Offered Certificates any specified rate of Prepayments. See "Description of the Certificates -- Distributions and Insured Payments with Respect to the Offered Certificates," "The Certificate Insurance Policy" and "The Certificate Insurer" herein.

                              A payment by the Certificate Insurer under the Certificate Insurance Policy is referred to herein as an "Insured Payment." Insured Payments do not include Realized Losses until such time as aggregate, cumulative Realized Losses have created a Subordination Deficit, nor do Insured Payments cover the Master Servicer's failure to make Delinquency Advances until such time as the aggregate, cumulative amount of such unpaid Delinquency Advances, when added to Realized Losses, have created a Subordination Deficit.

Certificate Insurer           Financial Security Assurance, Inc.

Delinquency Advances
  and Compensating
  Interest The Master Servicer will be obligated to make Delinquency Advances to the extent that such Delinquency Advances, in the Master Servicer's reasonable judgment, are reasonably recoverable from the related Mortgage Loan. Delinquency Advances are recoverable from (i) future collections on the Mortgage Loan which gave rise to the Delinquency Advance, (ii) proceeds from the liquidation of such Mortgage Loan and (iii) from certain excess cash flows not applied to any other purpose. "Delinquency Advances" are amounts deposited in the Collection Account by the Master Servicer equal to the sum of the interest and principal portions (net of the Servicing Fee and certain other administrative amounts, if any) due, but not collected with respect to delinquent Mortgage Loans during the related Remittance Period. See "Servicing of Loans - Advances and Limitations Thereon" in the Prospectus.

                              In addition, the Master Servicer will also be required to deposit Compensating Interest in the Collection Account with respect to any full Prepayment received on a Mortgage Loan during the related Remittance Period out of its own funds without any right of reimbursement therefor. "Compensating Interest" is an amount equal to the difference between (x) 30 days' interest at the Mortgage Loan's coupon rate on the Loan Balance as of the first day of the related Remittance Period and (y) the interest paid by the Mortgagor with respect to such Remittance Period. The Master Servicer will not be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Master Servicer for such Remittance Period. See "Servicing of Loans - Servicing Compensation and Payment of Expenses" in the Prospectus.

Book-Entry Registration of
  the Offered Certificates    The Offered Certificates will initially be issued
                              in book-entry form ("Book-Entry Certificates").
                              Beneficial Owners may elect to hold their interests through DTC in the United States or CEDEL or Euroclear in Europe. The interests of the Beneficial Owners of the Offered Certificates will be represented by book-entries on the records of DTC, CEDEL or Euroclear. No Beneficial Owner will be entitled to receive a definitive certificate representing such person's interest (a
                              "Definitive Certificate"), except in the event that Definitive Certificates are issued under the limited circumstances described under "Description of the Securities -- Definitive Certificates" in the Prospectus. All references in this Prospectus
                              Supplement to any Offered Certificates reflect the rights of Beneficial Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Offered
                              Certificates are held by DTC. See "Description of the Certificates -- Book-Entry Registration of the
                              Offered Certificates" herein, and Annex I to this Prospectus

                              Supplement, and "Description of the Securities -- Book-Entry Registration" in the Prospectus.

Servicing Fee                 Accredited Home Lenders, Inc. will retain a
                              Servicing Fee equal to _____% per annum.

Subordination of
  Class B Certificates        The Class B Certificates are Subordinated to the
                              Class A Certificates. Such subordination is intended to enhance the likelihood that the Owners of the Class A Certificates will receive full and timely receipt of all amounts due to them. See
                              "Description of the Certificates -- Subordination of Class B Certificates" herein.

Optional Termination          The Master Servicer, acting directly or through a
                              permitted designee, will have the right to purchase from the Trust all the Mortgage Loans and other property then held by the Trust, at a price at least equal to the aggregate Certificate
                              Principal Balances of all Offered Certificates plus the aggregate Class A Interest Distribution
                              Amounts with respect thereto, on any Remittance
                              Date after the Remittance Period during which the outstanding aggregate principal balances of the Mortgage Loans in the Trust have declined to 10% or less of the aggregate principal balances of the Mortgage Loans as of the Closing Date. The first such Remittance Date on which such option may be exercised is the "Clean-Up Call Date." See "The
                              Pooling and Servicing Agreement - Optional
                              Termination" herein.

Ratings It is a condition of the original issuance of the Offered Certificates that the Offered Certificates receive ratings of AAA by Standard & Poor's Ratings Group, a division of The McGraw Hill Companies ("Standard & Poor's"), and Aaa by Moody's Investors Service, Inc. ("Moody's"). A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. The ratings issued by Standard & Poor's and Moody's on the payment of principal and interest do not cover the payment of the Supplemental Interest Amounts. See "Ratings" herein and "Yield and Maturity Considerations" herein and in the Prospectus.

Federal Tax Aspects           For federal income tax purposes, an election will
                              be made to treat certain assets of the Trust as one or more REMICs. Each Class of the Group I and Group II Certificates will be designated as a "regular interest" in a REMIC and each will be treated as a debt instrument of the Trust for federal income tax purposes. A Class of Class R
                              Certificates will be designated as the "residual interest" ("Residual Interest") with respect to each REMIC election made by the Trust. See
                              "Federal Income Tax Considerations" in the
                              Prospectus. The Class A-2 Certificates and the rights to receive the Supplemental Interest
                              Amounts will have the federal income tax characteristics described herein under "Federal
                              Income Tax Considerations."

ERISA Considerations          The Offered Certificates may be purchased by
                              employee benefit plans that are subject to ERISA, as amended, provided that certain conditions are satisfied. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment
Considerations                Although upon their initial issuance all classes
                              of the Offered Certificates are expected to be rated AAA by Standard & Poor's and Aaa by Moody's, no class of Offered Certificates will constitute
                              "mortgage related securities" for purposes of SMMEA.

Risk Factors                  For a discussion of certain factors that should be
                              considered by prospective investors in the Offered
                              Certificates, see "Risk Factors" herein and in the Prospectus.

Certain Legal Matters         Certain legal matters relating to the validity of
                              the issuance of the Certificates will be passed upon by Dewey Ballantine, New York, New York.

                                RISK FACTORS

     Prospective investors in the Offered Certificates should consider the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Offered
Certificates.

     Nonconforming credit mortgage loans may experience higher rates of delinquencies and losses. As of the Statistic Calculation Date, all of the Mortgage Loans included in the Mortgage Loan Pool, measured by aggregate principal balances, were mortgage loans which do not meet the credit criteria required by FNMA or FHLMC. See "Risk Factors -- Nonconforming credit mortgage loans may experience higher rates of delinquencies and losses" in the Prospectus.

     Junior liens may experience higher rates of delinquencies and losses. As of the Statistic Calculation Date, ___% of the Mortgage Loans included in the Mortgage Loan Pool, measured by aggregate principal balances, were secured by second priority Mortgages. See "Risk Factors -- Junior liens may experience higher rates of delinquencies and losses" in the Prospectus.

     "Balloon" loans may experience higher rates of delinquencies and losses. As of the Statistic Calculation Date, ___% of the Mortgage Loans included in the Mortgage Loan Pool, measured by aggregate principal balances, were "balloon" loans. See "Risk Factors -- 'Balloon' loans may experience higher rates of delinquencies and losses" in the Prospectus.

     Adjustable-rate loans may experience higher rates of delinquencies and losses. As of the Statistic Calculation Date, ___% of the Mortgage Loans included in the Mortgage Loan Pool, measured by aggregate principal balances, were adjustable-rate loans. See "Risk Factors -- Adjustable-rate loans may experience higher rates of delinquencies and losses" in the Prospectus.

     Nonowner-occupied loans may experience higher rates of delinquencies and losses. As of the Statistic Calculation Date, __% of the Mortgage Loans included in the Mortgage Loan Pool, measured by aggregate principal balances, were nonowner-occupied loans. See "Risk Factors -- Nonowner-occupied loans may experience higher rates of delinquencies and losses" in the Prospectus.

     Effect of Mortgage Loan Yield on Class A-2 Pass-Through Rate.   The
Mortgage Loans in Group II primarily adjust semiannually, in some cases after an initial fixed period, based upon a six-month LIBOR index (the "Index") whereas the Class A-2 Pass-Through Rate on the Class A-2 Certificates adjusts monthly based on One-Month LIBOR and is limited, through the Class A-2 Available Funds Pass-Through Rate, by the interest rates on the related Mortgage Loans (unless Supplemental Interest Amounts (the payment of which is not insured by the Certificate Insurer and the payment of which is not rated) are funded in full). Because the interest rates on the Mortgage Loans in Group II adjust less frequently than the Class A-2 Formula Pass-Through Rate (the maximum possible Class A-2 Pass-Through Rate), the actual Class A-2 Pass-Through Rate may be lower than the maximum possible amount for extended periods in a rising interest rate environment. In addition, One-Month LIBOR and the Index may respond to different economic and market factors, and there is not necessarily any correlation between them. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which the Index is falling or that, even if both One-Month LIBOR and the Index rise during the same period, One-Month LIBOR may rise much more rapidly than the Index. See "Description of the Certificates -- Pass-Through Rates" herein.

                           THE MORTGAGE LOAN POOL

General

     The statistical information presented in this Prospectus Supplement concerning the Mortgage Loan Pool is based on the pool as of the Statistic Calculation Date. As of the Statistic Calculation Date, the aggregate principal balances of Mortgage Loans in the Mortgage Loan Pool was $_______________ with respect to Group I and $_______________ with respect to Group II. The Sponsor expects that the aggregate principal balances of Mortgage Loans in the Mortgage Loan Pool as of the Closing Date will be approximately $_______________ with respect to Group I and approximately $_______________ with respect to Group II. The additional Mortgage Loans will represent Mortgage Loans originated or acquired by the Sponsor on or prior to the Closing Date. In addition, with respect to the pool as of the Cut-Off Date as to which statistical information is presented herein, some amortization of the pool will occur prior to the Closing Date, certain loans included in the pool may prepay in full, and other loans may be determined not to meet the eligibility requirements for the final pool, and may not be included in the final pool. As a result of the foregoing, the statistical distribution of characteristics as of the Closing Date for the final Mortgage Loan Pool will vary somewhat from the statistical distribution of such characteristics as of the Cut-Off Date as presented in this Prospectus Supplement, although such variance will not be material. Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the aggregate principal balance of the related Mortgage Loans as of the Statistic Calculation Date.

     The Mortgage Loan Pool will consist of Mortgage Loans originated or acquired by the Sponsor. See "The Sponsor and the Master Servicer" herein.

     The Mortgage Loan Pool will consist of Mortgage Loans used to purchase a new home, to refinance an existing mortgage loan on more favorable terms, to consolidate debt, or to obtain cash proceeds by borrowing against the Mortgagor's equity in the related Mortgaged Property.

     As of the Statistic Calculation Date, the Mortgage Loan Pool contained _____ Mortgage Loans to be sold by the Sponsor to the Trust evidenced by Mortgage Notes secured by Mortgages on Mortgaged Properties located in ___ states. The Mortgaged Properties securing the Mortgage Loans will consist of single-family residences (which may be detached, part of a one-to four-family dwelling, a condominium unit or a unit in a planned unit development). The Mortgaged Properties may be owner-occupied [(which includes second and vacation homes)] or nonowner-occupied investment properties.

     Each of the Mortgage Loans will, as of the Closing Date, have a remaining term to maturity of less than 30 years; not be 30 or more days delinquent (except that certain Mortgage Loans, representing in the aggregate not in excess of 1.00% of the aggregate principal balance of all Mortgage Loans as of the Cut-Off Date, may be 30-59 days delinquent); and, with respect to fixed-rate Mortgage Loans, have a Mortgage Rate of at least ____%.

     Each of the Mortgage Loans will be an "actuarial" loan, i.e., a loan under which scheduled payments of principal and interest are applied to the loan as of a scheduled date each month, regardless of when the payment is received. None of the Mortgage Loans will be a "rule of 78's" loan. As of the Cut-Off Date, _____% of the Mortgage Loans were secured by first priority Mortgages on the related Mortgaged Properties and _____% of the Mortgage Loans were secured by second priority Mortgages on the related Mortgaged Properties.

     None of the Mortgage Loans will be insured by primary mortgage insurance policies.

     Each Mortgage Loan in the Trust will be assigned to Group I or Group II based upon whether the Mortgage Loan has a fixed or an adjustable Mortgage Rate, respectively.

     Bulk Acquisitions. Loans representing ____% of the aggregate principal balance of the Mortgage Loans as of the Statistic Calculation Date were purchased by the Sponsor "servicing released" and were reunderwritten by the Sponsor using the Sponsor's underwriting guidelines and credit grading guidelines. All of the Mortgage Loans so purchased or to be so purchased are hereinafter referred to as the "Bulk Loans."

     As of the Statistic Calculation Date, the weighted average Combined Loan-to-Value Ratio ("CLTV") of the Bulk Loans was ____%, the weighted average Mortgage Rate of the Bulk Loans was ____% per annum, the weighted average remaining term to maturity was ____ months with approximately ____ months of seasoning, and ___% of the Bulk Loans were secured by first priority Mortgages.

Group I

     As of the Statistic Calculation Date, the Mortgage Loans in Group I consisted of _____ loans for which the related Mortgaged Properties are located in __ states, as set forth herein. As of the Statistic Calculation Date, the Group I Mortgage Loans had an aggregate principal balance of $___________, the minimum principal balance of any of such Mortgage Loans was $__________, the maximum principal balance of any of such Mortgage Loans was $__________ and the average principal balance of such Mortgage Loans was approximately $___________. As of the Statistic Calculation Date, the Mortgage Rates on the Mortgage Loans in Group I ranged from _____% to _____% per annum, and the weighted average Mortgage Rate of such Mortgage Loans was _____% per annum. As of the Statistic Calculation Date, the Mortgage Loans in Group I had original terms to stated maturity ranging from ____ months to ____ months, remaining terms to stated maturity ranging from ____ months to ____ months, a weighted average original term to stated maturity of ____ months, a weighted average remaining term to stated maturity of ____ months and a weighted average seasoning of ____ months, and no such Mortgage Loan had a stated maturity later than _____________. As of the Statistic Calculation Date, _____% of the Mortgage Loans in
Group I by aggregate principal balance were loans that require monthly payments of principal that will fully amortize the Mortgage Loans by their respective maturity dates, and _____% of the Mortgage Loans in Group II by aggregate principal balance were "balloon" loans having a 30-year amortization schedule and a 15-year maturity.

     As of the Statistic Calculation Date, the Mortgage Loans included in Group I had a weighted average CLTV of _____%., a weighted average Junior Lien Ratio of _____%, and a weighted average Loan-to-Value Ratio ("LTV") of _____%. As of the Statistic Calculation Date, approximately _____% of the Mortgage Loans in Group I by aggregate principal balance were secured by first priority Mortgages and the remainder by second priority Mortgages.

     The "Junior Lien Ratio" of a Mortgage Loan which is in a junior lien position is equal to the ratio (expressed as a percentage) of the original principal balance of such Mortgage Loan to the sum of (i) the original principal balance of such Mortgage Loan and (ii) the principal balance at the time of origination of the Mortgage Loan of any Senior Liens (computed at the time of origination of such Mortgage Loan).

     The following tables describe the Group I Mortgage Loans and the related Mortgaged Properties based upon the Group I Mortgage Loans as constituted at the opening of business on the Statistic Calculation Date.


                                                                                                                           GROUP I
                                                                                                           GEOGRAPHIC DISTRIBUTION



                            Number of                  Aggregate                      % of Aggregate
         State           Mortgage Loans           Principal Balance                  Principal Balance
         -----           --------------           -----------------                  -----------------
 Alabama . . . . . .                                $                                          %
 Arizona . . . . . .
 Arkansas  . . . . .
 California  . . . .
 Colorado  . . . . .
 Connecticut . . . .
 Delaware  . . . . .
 Florida . . . . . .
 Georgia . . . . . .
 Hawaii  . . . . . .
 Iowa  . . . . . . .
 Idaho . . . . . . .
 Illinois  . . . . .
 Indiana . . . . . .
 Kansas  . . . . . .
 Kentucky  . . . . .
 Louisiana . . . . .
 Maine . . . . . . .
 Massachusetts . . .
 Maryland  . . . . .
 Michigan  . . . . .
 Minnesota . . . . .
 Mississippi . . . .
 Missouri  . . . . .
 Montana . . . . . .
 Nebraska  . . . . .
 Nevada  . . . . . .
 New Hampshire . . .
 New Jersey  . . . .
 New Mexico  . . . .
 New York  . . . . .
 North Carolina  . .
 North Dakota  . . .
 Ohio  . . . . . . .
 Oklahoma  . . . . .
 Oregon  . . . . . .
 Pennsylvania  . . .
 Rhode Island  . . .
 South Carolina  . .
 South Dakota  . . .
 Tennessee . . . . .
 Texas . . . . . . .
 Utah  . . . . . . .
 Vermont . . . . . .
 Virginia  . . . . .
 Washington  . . . .
 West Virginia . . .
 Wisconsin . . . . .
 Wyoming . . . . . .
                             ------              -------------                           -------
   TOTAL . . . . . .                             $                                             %
                             ======              =============                           =======


                                                                                                                            GROUP I
                                                                                                             DISTRIBUTION OF CLTVs



       Range of             Number of                   Aggregate                       % of Aggregate
      CLTV Ratios         Mortgage Loans            Principal Balance                 Principal Balance
      -----------         --------------            -----------------                 -----------------
                                                 $                                                 %










                             ------               --------------                             ------
   TOTAL . . . . . .                             $                                                 %
                             ======               ==============                             ======


                                                   GROUP I
                                              DISTRIBUTION OF LTVs


       Range of             Number of                   Aggregate                       % of Aggregate
      LTV Ratios          Mortgage Loans            Principal Balance                 Principal Balance
      ----------          --------------            -----------------                 -----------------

                                                 $                                                 %











                             ------               --------------                             ------
   TOTAL . . . . . .                             $                                                 %
                             ======               ==============                             ======



                                                       S-17

                                                     GROUP I
                                          DISTRIBUTION OF JUNIOR LIEN RATIOS
                                                 (Junior Liens Only)



             Range of                  Number of               Aggregate                  % of Aggregate
        Junior Lien Ratios          Mortgage Loans        Principal Balance             Principal Balance
        ------------------          --------------        -----------------             -----------------

                                                      $                                           %







                                       ------          --------------                       ------
                           TOTAL                      $                                           %
                                       ======          ==============                       ======


                                                        GROUP I
                                              DISTRIBUTION OF MORTGAGE RATES


             Range of                  Number of              Aggregate                  % of Aggregate
          Mortgage Rates            Mortgage Loans        Principal Balance             Principal Balance
          --------------            --------------        -----------------             -----------------

                                                      $                                           %







                                       ------          --------------                       ------
   TOTAL . . . . . . . . . . . .                      $                                           %
                                       ======          ==============                       ======


                                                   GROUP I
                                       REMAINING TERM TO MATURITY DISTRIBUTION



                                Number of                     Aggregate                      % of Aggregate
        Months               Mortgage Loans              Principal Balance                 Principal Balance
        ------               --------------              -----------------                 -----------------

                                                      $                                                 %







                                    ------             --------------                             ------
      TOTAL  . . . .                                  $                                                 %
                                    ======             ==============                             ======


                                                      GROUP I
                                             DISTRIBUTION OF PRINCIPAL BALANCES

               Range of                       Number of                 Aggregate                 % of Aggregate
          Principal Balances               Mortgage Loans          Principal Balance            Principal Balance
          ------------------               --------------          -----------------            -----------------

         $                                                    $                                            %








                                                  ------       --------------                        ------
    TOTAL  . . . . . . . . . . . .                            $                                            %
                                                  ======       ==============                        ======









                                                   GROUP I
                                        DISTRIBUTION OF PROPERTY TYPES


                                          Number of              Aggregate                 % of Aggregate
            Property Type              Mortgage Loans        Principal Balance           Principal Balance
            -------------              --------------        -----------------           -----------------

 Single-family detached  . . . . .                       $                                         %
 Rowhouse/Townhouse/Condo  . . . .
 Two- to Four-Family Homes . . . .
 Other . . . . . . . . . . . . . .
                                          ------          --------------                     ------
    TOTAL  . . . . . . . . . . . .                       $                                         %
                                          ======          ==============                     ======



                                                  GROUP I
                                       DISTRIBUTION OF OCCUPANCY STATUS


                                        Number of                    Aggregate                   % of Aggregate
        Occupancy Status              Mortgage Loans            Principal Balance              Principal Balance
        ----------------              --------------            -----------------              -----------------

 Owner-occupied* . . . . . .                                 $                                             %
 Nonowner-occupied . . . . .
                                          ------              --------------                         ------
    TOTAL  . . . . . . . . .                                 $                                             %
                                          ======              ==============                         ======
_______________
* Includes vacation and second homes.





                                                GROUP I
                                       DISTRIBUTION OF SEASONING


             Months
         Elapsed Since                  Number of                    Aggregate               % of Aggregate
          Origination                 Mortgage Loans            Principal Balance          Principal Balance
          -----------                 --------------            -----------------          -----------------

                                                             $                                     %







                                          ------              --------------               ------
    TOTAL  . . . . . . . . .                                 $                                     %
                                          ======              ==============                 ======


Group II
      As of the Statistic Calculation Date, the Mortgage Loans in Group II consisted of ______ loans for which the related Mortgaged Properties are located in ___ states, as set forth herein. As of the Statistic Calculation Date, the Mortgage Loans in Group II had an aggregate principal balance of $___________, the minimum principal balance of any of such Mortgage Loans was $____________, the maximum principal balance of any of such Mortgage Loans was $____________ and the average principal balance of such Mortgage Loans was approximately $__________. As of the Statistic Calculation Date, t he weighted average current Mortgage Rate of the Mortgage Loans in Group

II was ____%, the weighted average margin was ____% and the margins for such Mortgage Loans ranged from ____% to ____%.

     As of the Statistic Calculation Date, the Mortgage Loans in Group II had original terms to stated maturity ranging from ____ months to ____ months, remaining terms to stated maturity ranging from ____ months to ____ months, a weighted average remaining term to stated maturity of ____ months, a weighted average original term to stated maturity of ____ and a weighted average seasoning of ____ months, and no such Mortgage Loan had a stated maturity later than ______________. As of the Statistic Calculation Date, _____% of the Mortgage Loans in Group II by aggregate principal balance were loans that require monthly payments of principal that will fully amortize such Mortgage Loans by their respective maturity dates, and ____% of the Mortgage Loans in Group II by aggregate principal balance were "balloon" loans having a 30-year amortization schedule and a 15-year maturity.

     As of the Statistic Calculation Date, the Mortgage Loans included in Group II had a weighted average CLTV of _____%, a weighted average Junior Lien Ratio of _____%, and a weighted average LTV of _____%. As of the Statistic Calculation Date, approximately _____% of the Mortgage Loans in Group II by aggregate principal balance were secured by first priority Mortgages and the remainder by second priority Mo44 rtgages.

     All of the Mortgage Loans in Group II will bear interest at a six-month LIBOR rate plus a margin. [_____% are indexed on the average of the six-month LIBOR rates based on quotations at five major banks as set forth in the "Money Rates" section of The Wall Street Journal, Western Edition, on the last business day of the month; _____% are indexed on the average of the six-month LIBOR rates based on quotations at five major banks as set forth in the "Money Rates" section of The Wall Street Journal, Western Edition, on the first business day of the month; _____% are indexed on the average of the six-month LIBOR rates based on quotations of major banks, as published by the Federal National Mortgage Association ("FNMA"), on the first business day of the month; _____% are indexed on the average of the six-month LIBOR rates based on quotations at five major banks as set forth in the "Money Rates" section of the Wall Street Journal, Western Edition, on the most recent daily quote available.]

     As of the Statistic Calculation Date, each of the Mortgage Loans in Group II had semiannual interest rate and semiannual payment adjustment frequencies (a) commencing with the seventh monthly payment, subject to a 1% periodic rate adjustment cap and a 6% lifetime rate adjustment cap, with respect to ___% of such Mortgage Loans; (b) commencing with the seventh monthly payment, subject to a 1% periodic rate adjustment cap and a 6.5% lifetime rate adjustment cap, with respect to ___% of such Mortgage Loans;
(c) commencing with the seventh monthly payment, subject to a 1.5% periodic rate adjustment cap and a 7% lifetime rate adjustment cap, with respect to ___% of such Mortgage Loans; (d) commencing with the 25th monthly payment, subject to a 3% rate cap on the first adjustment, a 1% periodic rate adjustment cap thereafter and a 6.5% lifetime rate adjustment cap with respect to ___% of such Mortgage Loans; (e) commencing with the 37th monthly payment, subject to a 3% rate cap on the first adjustment, a 1% periodic rate adjustment cap thereafter and a 6% lifetime rate adjustment cap, with respect to ___% of such Mortgage Loans; and (f) commencing with the 61st monthly payment, subject to a 6.5% rate cap on the first adjustment, a 1% periodic rate adjustment cap thereafter and a 6.5% lifetime rate adjustment cap, with respect to ___% of such Mortgage Loans. As of the Statistic Calculation Date, the weighted average number of months until the next reset date was approximately _____ months for the Mortgage Loans in Group II, the weighted average maximum Mortgage Rate was _____%, with maximum Note Rates ranging from _____% to _____%, and the weighted average minimum Mortgage Rate was _____% with minimum Mortgage Rates ranging from _____% to _____%.

     The following tables describe the Group II Mortgage Loans and the related Mortgaged Properties based upon the Group II Mortgage Loans as of the opening of business on the Statistic Calculation Date.

                                           GROUP II
                                     GEOGRAPHIC DISTRIBUTION

                            Number of                  Aggregate                       % of Aggregate
         State            Mortgage Loans           Principal Balance                 Principal Balance
         -----            --------------           -----------------                 -----------------
 Alabama . . . . . .                               $                                            %
 Arizona . . . . . .
 Arkansas  . . . . .
 California  . . . .
 Colorado  . . . . .
 Connecticut . . . .
 Delaware  . . . . .
 District of Columbia
 Florida . . . . . .
 Georgia . . . . . .
 Hawaii  . . . . . .
 Idaho . . . . . . .
 Indiana . . . . . .
 Illinois  . . . . .
 Iowa  . . . . . . .
 Kansas  . . . . . .
 Kentucky  . . . . .
 Louisiana . . . . .
 Massachusetts . . .
 Maine . . . . . . .
 Maryland  . . . . .
 Michigan  . . . . .
 Minnesota . . . . .
 Missouri  . . . . .
 Montana . . . . . .
 Nevada  . . . . . .
 New Jersey  . . . .
 New Mexico  . . . .
 New York  . . . . .
 North Carolina  . .
 Ohio  . . . . . . .
 Oregon  . . . . . .
 Pennsylvania  . . .
 Tennessee . . . . .
 Texas . . . . . . .
 Utah  . . . . . . .
 Virginia  . . . . .
 Washington  . . . .
 Wisconsin . . . . .
 Wyoming . . . . . .
                             ------              -------------                            -------
    TOTAL  . . . . .                             $                                              %
                             ======              =============                            =======

                                                   GROUP II
                                              DISTRIBUTION OF LTVs

                            Number of                  Aggregate                       % of Aggregate
  Range of LTV Ratios     Mortgage Loans           Principal Balance                 Principal Balance
  -------------------     --------------           -----------------                 -----------------
 . . . . . . . . . .                              $                                             %
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
               . . .
                               ----              -------------                             ------
    TOTAL  . . . . .                             $                                              %
                               ====               ============                             =====



                                               GROUP II
                                  DISTRIBUTION OF CURRENT MORTGAGE RATES



   Range of Current         Number of                  Aggregate                       % of Aggregate
    Mortgage Rates        Mortgage Loans           Principal Balance                 Principal Balance
    --------------        --------------           -----------------                 -----------------
 . . . . . . . . . .                           $                                                %
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
                               ----              -------------                             ------
    TOTAL  . . . . .                             $                                              %
                                ===               ============                             =====


                                                    GROUP II
                                        REMAINING TERM TO MATURITY DISTRIBUTION


                            Number of                  Aggregate                       % of Aggregate
        Months            Mortgage Loans           Principal Balance                 Principal Balance
        ------            --------------           -----------------                 -----------------

                                                $                                               %
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
                                ---               ------------                              -----
    TOTAL  . . . . .                             $                                              %
                                ===               ============                             =====

                                                    GROUP II
                                           DISTRIBUTION OF PRINCIPAL BALANCES



            Range of                    Number of                    Aggregate               % of Aggregate
       Principal Balances             Mortgage Loans            Principal Balance          Principal Balance
       ------------------             --------------            -----------------          -----------------

 $ . . . . . . . . . . . . .                                  $                                    %
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
                                            ----                ------------                  ------
    TOTAL  . . . . . . . . .                                   $                                   %
                                             ===                ============                  ======


                                                    GROUP II
                                         DISTRIBUTION OF PROPERTY TYPES



                                        Number of                    Aggregate               % of Aggregate
      Property Description            Mortgage Loans            Principal Balance          Principal Balance
      --------------------            --------------            -----------------          -----------------

 Single-family detached  . . .                                  $                                  %
 Rowhouse/Townhouse/Condo  . .
 Two -to Four-Family Units . .
 Other . . . . . . . . . . . .
                                            ----                -------------                 ------
    TOTAL  . . . . . . . . . .                                  $                                  %
                                             ===                =============                 ======


                                                GROUP II
                                    DISTRIBUTION OF OCCUPANCY STATUS


                                        Number of                    Aggregate               % of Aggregate
        Occupancy Status              Mortgage Loans            Principal Balance          Principal Balance
        ----------------              --------------            -----------------          -----------------

 Owner-occupied* . . . . . .                                   $                                   %
 Investor owned  . . . . . .
                                            ----               -------------                  ------
    TOTAL  . . . . . . . . .                                   $                                   %
                                             ===                ============                  =====
_______________
* Includes vacation and second homes.




                                                    GROUP II
                                           DISTRIBUTION OF SEASONING


         Months Elapsed                 Number of                    Aggregate               % of Aggregate
       Since Origination              Mortgage Loans            Principal Balance          Principal Balance
       -----------------              --------------            -----------------          -----------------

 . . . . . . . . . . . . . .                                   $                                   %
             . . . . . . . .
             . . . . . . . .
             . . . . . . . .
             . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .
                                            ----               -------------                  ------
    TOTAL  . . . . . . . . .                                   $                                   %
                                             ===                ============                  =====


                                                 GROUP II
                                    DISTRIBUTION OF MAXIMUM MORTGAGE RATES



        Maximum             Number of                  Aggregate                       % of Aggregate
    Mortgage Rates        Mortgage Loans           Principal Balance                 Principal Balance
    --------------        --------------           -----------------                 -----------------

 . . . . . . . . . .                             $                                              %
       to      % . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
                                ---               ------------                             -----
    TOTAL  . . . . .                             $                                              %
                                ===               ============                             =====


                                            GROUP II
                               DISTRIBUTION OF MINIMUM MORTGAGE RATES


        Minimum                     Number of                 Aggregate                   % of Aggregate
     Mortgage Rates               Mortgage Loans         Principal Balance              Principal Balance
     --------------               --------------         -----------------              -----------------

 . . . . . . . . . .                                    $                                        %
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
                                      ----              -------------                       ------
   TOTAL . . . . . .                                    $                                        %
                                       ===               ============                       =====



                                                GROUP II
                                         DISTRIBUTION OF MARGINS

                                    Number of                 Aggregate                    % of Aggregate
        Margins                   Mortgage Loans         Principal Balance               Principal Balance
        -------                   --------------         -----------------               -----------------

 . . . . . . . . . .                                    $                                        %
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
 . . . . . . . . . .
                                      ----              -------------                       ------
         TOTAL                                          $                                        %
                                       ===               ============                       =====


                                                 GROUP II
                              NEXT MORTGAGE RATE ADJUSTMENT DATE DISTRIBUTION


    Next Mortgage Rate          Number of                 Aggregate                       % of Aggregate
      Adjustment Date        Mortgage Loans           Principal Balance                 Principal Balance
      ---------------        --------------           -----------------                 -----------------

 May, 1996 . . . . . . .                            $                                              %
 June, 1996  . . . . . .
 July, 1996  . . . . . .
 August, 1996  . . . . .
 September, 1996 . . . .
 October, 1996 . . . . .
 November, 1996  . . . .
 December, 1996  . . . .
 January, 1997 . . . . .
 February, 1997  . . . .
 March, 1997 . . . . . .
 April, 1997 . . . . . .
 May, 1997 . . . . . . .
 June, 1997  . . . . . .
 October, 1997 . . . . .
 November, 1997  . . . .
 December, 1997  . . . .
 January, 1998 . . . . .
 April, 1998 . . . . . .
 June, 1998  . . . . . .
 September, 1998 . . . .
 December, 1998  . . . .
 January, 1999 . . . . .
 February, 1999  . . . .
 March, 1999 . . . . . .
 April, 1999 . . . . . .
 May, 1999 . . . . . . .
 December, 2000  . . . .
 January, 2001 . . . . .
 February, 2001  . . . .
 March, 2001 . . . . . .
 April, 2001 . . . . . .
 May, 2001 . . . . . . .
                                   ----              -------------                            ------
       TOTAL . . . . . .                             $                                             %
                                    ===               ============                            =====






                     YIELD AND MATURITY CONSIDERATIONS

General

     The weighted average life of, and, if purchased at other than par (disregarding, for purposes of this discussion, the effects on the yield of a Class A-1 Certificate resulting from the timing of the Closing Date and those considerations discussed below under "-- Payment Delay Feature of Certain Offered Certificates"), the yield to maturity on an Offered Certificate will be directly related to the rate of payment of principal of the Mortgage Loans in the related Mortgage Loan Group, including for this purpose voluntary payment in whole or in part of Mortgage Loans in the Mortgage Loan Group prior to stated maturity (a "Prepayment"), liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans in the related Mortgage Loan Group by the Sponsor, the Master Servicer or the Certificate Insurer. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment. See "Yield and Maturity Considerations" in the Prospectus.

     The Final Scheduled Distribution Date is __________________ for the Class A-1 Certificates and _______________ for the Class A-2 Certificates. Such Final Scheduled Distribution Dates are based on a 0% Prepayment Assumption with no Class B Interest used to make accelerated payments of principal to the Owners of the Offered Certificates and on the assumptions specified below in this section. The original principal amounts of the Class A-1 Certificates and the Class A-2 Certificates as of the Closing Date less all amounts previously distributed to the Owners of such Offered Certificates (other than the Certificate Insurer) on account of principal are referred to herein as the "Class A-1 Certificate Principal Balance" and the "Class A-2 Certificate Principal Balance", respectively, or the related "Certificate Principal Balance."

     The actual final Distribution Date with respect to each Class of Offered Certificates could occur significantly earlier than the Final Scheduled Distribution Date because (i) Class B Interest will be used to make accelerated payments of principal to the Owners of each Class of Offered Certificates, which payments will have the effect of shortening the weighted average lives of the Offered Certificates of each Class,
(ii) Prepayments are likely to occur which shall be applied to the payment of the Certificate Principal Balances and (iii) the Master Servicer or, in limited circumstances, the Certificate Insurer, may cause a termination of the Trust when the aggregate outstanding principal amount of the Mortgage Loans in the Trust has declined to 10% or less of the aggregate principal balance of the Mortgage Loans in the Trust as of the Closing Date.

     The tables set forth below are based on a prepayment assumption (the "Prepayment Assumption") which assumes that each month during the remaining terms of a pool of mortgage loans, a specified percentage of the then-outstanding principal balance of such mortgage loans is prepaid. The "100% Prepayment Assumption" assumes a conditional prepayment rate of _____% per annum of the then-outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional _____% (precisely, 17/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, the 100% Prepayment Assumption assumes a conditional prepayment rate of _____% per annum each month. The 0% Prepayment Assumption assumes prepayment rates equal to 0% of the 100% Prepayment Assumption, i.e., no prepayments on the mortgage loans, and each percentage Prepayment Assumption between 0% and 100% assumes the prepayment rates equal to the specified percentage of the rates for the 100% Prepayment Assumption. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans relating to the Offered Certificates. The Sponsor believes that no existing statistics of which it is aware provide a reliable basis for holders of Offered Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Sponsor makes no representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

     The tables below were prepared based on the Prepayment Assumption, the assumptions in the following paragraph and the characteristics of a hypothetical pool of mortgage loans with the same percentage composition as the Mortgage Loan Pool as of the Statistic Calculation Date. To the extent the Mortgage Loans in each Mortgage Loan Group as of the Closing Date have characteristics which differ from those assumed in preparing the tables set forth below, such discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables.

     For the purpose of the tables below, it is assumed that:

          (i) the Mortgage Loan Pool consists of two pools of mortgage loans with aggregate principal balances equal to the expected original Certificate Principal Balances for the Offered Certificates set forth herein and having the same percentage composition of characteristics as the Mortgage Loan Groups as of the Statistic Calculation Date as set forth below,
          (ii)      the Closing Date is _______, 1996,
          (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in _______, 1996, in accordance with the priorities described herein,
          (iv)      all prepayments are prepayments in full and include
                    30 days' interest thereon,
          (v)       no early termination of the Trust occurs,
          (vi) the "Specified Subordinated Amounts" (as defined under "Description of the Certificates -- Subordination of the Class B Certificates") are set initially as specified in the Pooling and Servicing Agreement and thereafter decrease in accordance with the provisions of the Pooling and Servicing Agreement,
          (vii)     no Mortgage Loan is ever delinquent,
          (viii)    the assumed levels of One-Month LIBOR and six-month
                    LIBOR are _____% and _____%, respectively,
          (ix)      the Offered Certificates have the respective pass-
                    through rates and original principal balances as set forth herein, and
          (x) all of the additional Mortgage Loans are delivered to the Trust by the Closing Date.



                                                  Group I

                                                  Original         Remaining          Original
                                   Gross           Term to          Term to         Amortization
          Principal              Mortgage         Maturity          Maturity            Term         Amortization
           Balance                 Rate           (months)          (months)          (months)          Method
           -------               --------        ----------         ---------      --------------   -------------
          Mortgage Loans as of the Statistic Calculation Date
          $                         %
          $                         %

          $                         %
          $                         %
          $                         %



                                                                                                                        Group II

                                            Original      Remaining     Next Mortgage
                           Gross            Term to        Term to          Rate                                 Periodic Cap
     Principal           Mortgage           Maturity       Maturity      Adjustment                              (First Reset
      Balance              Rate             (months)       (months)          Date          Index      Margin        Date)
      -------            --------           --------       --------    --------------      -----      ------    -------------

Loans as of the Cut-Off Date
 $                        .   %                                                                        .   %        .   %
 $                        .   %                                                                        .   %        .   %
 $                        .   %                                                                        .   %        .   %
 $                        .   %                                                                        .   %        .   %

 $                        .   %                                                                        .   %        .   %
 $                        .   %                                                                        .   %        .   %
 $                        .   %                                                                        .   %        .   %
 $                        .   %                                                                        .   %        .   %
 $                        .   %                                                                        .   %        .   %

 $                        .   %                                                                        .   %        .   %
 $                        .   %                                                                        .   %         .   %
 $                        .   %                                                                        .   %        .   %
 $                        .   %                                                                        .   %        .   %
 $                        .   %                                                                        .   %        .   %

 $                        .   %                                                                        .   %        .   %
 $                        .   %                                                                        .   %        .   %
 $                        .   %                                                                        .   %        .   %
 $                        .   %                                                                        .   %        .   %

Additional Mortgage Loans as of the Closing Date

 $                        .   %                                                                        .   %        .   %
 $                        .   %                                                                        .   %        .   %
 $                        .   %                                                                        .   %        .   %






                           Gross                Periodic Cap
     Principal           Mortgage               (Subsequent       Life      Life     Reset
      Balance              Rate                 Reset Dates)       Cap     Floor   Frequency
      -------            --------               ------------      -----    -----   ---------

Loans as of the Cut-Off Date
 $                        .   %                       .   %      .   %     .   %
 $                        .   %                       .   %      .   %     .   %
 $                        .   %                       .   %      .   %     .   %
 $                        .   %                       .   %      .   %     .   %

 $                        .   %                       .   %      .   %     .   %
 $                        .   %                       .   %      .   %     .   %
 $                        .   %                       .   %      .   %     .   %
 $                        .   %                       .   %      .   %     .   %
 $                        .   %                       .   %      .   %     .   %

 $                        .   %                       .   %      .   %     .   %
 $                        .   %                       .   %      .   %     .   %
 $                        .   %                       .   %      .   %     .   %
 $                        .   %                       .   %      .   %     .   %
 $                        .   %                       .   %      .   %     .   %

 $                        .   %                       .   %      .   %     .   %
 $                        .   %                       .   %      .   %     .   %
 $                        .   %                       .   %      .   %     .   %
 $                        .   %                       .   %      .   %     .   %

Additional Mortgage Loans as of the Closing Date

 $                        .   %                       .   %      .   %     .   %
 $                        .   %                       .   %      .   %     .   %
 $                        .   %                       .   %      .   %     .   %


     The following tables set forth the percentages of the initial principal amount of the Class A-1 and Class A-2 Certificates that would be outstanding after each of the dates shown, based on the percentage Prepayment Assumptions set forth below. The percentages have been rounded to the nearest 1%.

    PERCENTAGE OF INITIAL CLASS A-1 AND CLASS A-2 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING




             PERCENTAGE OF INITIAL CLASS A-1 AND CLASS A-2 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING


                                  Class A-1                                                           Class A-2
                                  ---------                                                           ---------
     Dates      0%     50%    75%     100%    125%     150%       0%         50%        75%        100%        125%       150%
     -----      --     ---    ---     ----    ----     ----       --         ---        ---        ----        ----       ----















    Weighted
  Average Life
  (years):(1)

(1)   To maturity

The weighted average life of each indicated class of Offered Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum of the initial respective Certificate Principal Balance for the related Offered
Certificates as of the Cut-Off Date.

Payment Delay Feature of Certain Offered Certificates

     The effective yield to the Beneficial Owners of the Class A-1 Certificates will be lower than the yield otherwise produced by the respective Class A-1 Pass-Through Rate and purchase price of such Certificates because principal and interest distributions will not be payable to such holders until at least the twenty-fifth day of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay).


                              USE OF PROCEEDS

     The Sponsor will sell the Mortgage Loans to the Trust concurrently with the sale of the Offered Certificates and the net proceeds from the sale of the Offered Certificates will be applied to the purchase of the Mortgage Loans. Such net proceeds will (together with the Class B Certificates and the Class R Certificates retained by the Sponsor or its affiliates) represent the purchase price paid by the Trust to the Sponsor for the sale of the Mortgage Loans to the Trust. Such amount will be determined as a result of the pricing of the Offered Certificates through the offering described in this Prospectus Supplement. The net proceeds to be received from the sale of the Mortgage Loans will be added to the Sponsor's general funds and will be available for general corporate purposes, including the repayment of debt and the purchase of new mortgage loans.


                    THE SPONSOR AND THE MASTER SERVICER

General

     Accredited Home Lenders, Inc. ("Accredited"), is a privately held California corporation engaged in the business of originating, acquiring, servicing and selling first and subordinate lien mortgage loans secured by one-to four-family residential properties.

     Accredited's principal business strategy is to originate mortgage loans, or acquire mortgage loans made to individuals whose credit histories do not conform to credit criteria established by the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"). such loans are commonly referred to as "nonconforming credit" or "B and C" mortgage loans and typically have higher rates of interest and/or are subject to higher origination fees or "points" than "conforming" mortgage loans which are eligible for FNMA and FHLMC programs.

     Accredited originates mortgage loans primarily through the "wholesale" method of mortgage loan origination. Under the "wholesale" method, Accredited funds mortgage loans to borrowers who are the clients of other mortgage bankers, mortgage brokers, commercial banks, savings and loan associations, credit unions, finance companies and other financial institutions which hold themselves out to the public as mortgage loan providers. Such mortgage loan providers assemble and submit to Accredited loan application packages, each of which is underwritten by Accredited prior to closing. Representatives of Accredited located in various states establish and maintain relationships with mortgage loan providers across the country, and Accredited currently originates mortgage loans in over twenty states.

     In the second quarter of 1996, Accredited initiated a correspondent purchasing program pursuant to which Accredited purchases closed mortgage loans from mortgage loans providers which meet financial and other criteria established by Accredited. Each such loan is simultaneously underwritten by Accredited and the originator prior to loan closing (flow purchases), or is reunderwritten by Accredited after loan closing but prior to purchase by Accredited (bulk purchases). Accredited's correspondent purchasing department establishes and maintains flow and/or bulk purchase relationships with mortgage loan providers which meet the criteria established by Accredited.

     Accredited finances its mortgage loan originations and acquisitions through a warehouse line of credit secured by the mortgage loans financed. The warehouse line has a current limit of $100 million, can be increased to $300 million, and is subject to renewal in the fourth quarter of 1998.

     Accredited generally sells all of its mortgage loan production in the secondary mortgage market. In 1996, Accredited initiated a strategy of accumulating substantially all of its mortgage loan production for securitization, replacing its prior strategy of whole loan sales. Accredited also began, in 1996, retaining the servicing rights to its mortgage loan production. Accredited currently acts as a master servicer, subcontracting substantially all of its servicing obligations with respect to its retained servicing rights.

     Accredited was incorporated on May 14, 1990, and commenced operations in September of that year. As of June 30, 1996. Accredited has 108 employees, 68 of which were located at the company's headquarters with the remainder located across the country. Accredited's headquarters presently occupy approximately 10,000 square feet of leased space in a 116,000 square foot building, with plans under way to lease an additional 5,000 square feet of adjacent space during the third quarter of 1996. Accredited's headquarters are located at 15030 Avenue of Science, Suite 100, San Diego, California 92128, and its telephone number is (619) 676-2100.

     The Certificates will not represent an interest in or obligation of, nor are the Mortgage Loans guaranteed by, the Sponsor or the Master Servicer, nor will they be insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency or instrumentality.

Underwriting

     Each mortgage loan originated or acquired by Accredited is underwritten prior to loan closing, or reunderwritten after loan closing but prior to purchase by Accredited, in accordance with Accredited's underwriting guidelines. accredited's underwriting process is intended to assess a loan applicant's credit standing and repayment ability and the value adequacy of the real property security as collateral for the proposed loan. All underwriting and reunderwriting is performed by Accredited's Underwriting Department usually at the company's headquarters, with third-party contract underwriters engaged as necessary to handle peak production periods. Accredited does not delegate underwriter authority to any broker, correspondent or other mortgage loan provider. Accredited's underwriting personnel function independently of the company's mortgage loan origination and marketing departments and do not report functionally to any individual directly involved in the origination process.
     Accredited's wholesale originations are initiated through loan application packages submitted by approved mortgage loan providers acting as mortgage brokers. Such packages, which generally contain credit, property and other underwriting information relevant to the loan application, are compiled by the mortgage broker and submitted to Accredited for approval and funding. As part of its quality control procedures, Accredited accepts loan packages submitted by mortgage brokers that have been preapproved by Accredited. In connection with the approval process, Accredited requires that the mortgage broker be licensed by the appropriate state agencies, as required, and reviews other information regarding the mortgage broker. Accredited periodically reviews each of its mortgage broker's performance relative to fraud and other issues disclosed by Accredited's quality control review, and discontinues relationships with unacceptable performers.

     Each prospective mortgagor completes a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. At least one credit report on each applicant from an independent, nationally recognized credit reporting company is required. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. All derogatory credit items occurring with the preceding two years and all credit inquiries within the preceding 90 days must be addressed by the applicant to the satisfaction of Accredited.

     A full appraisal of the property proposed to be pledged as collateral is required in connection with the origination of each loan. Appraisals are performed by licensed, third-party, fee-base appraisers; include, among other things, an inspection of the exterior and interior of the subject property; and are required to address neighborhood conditions, site and zoning status and the condition and value of improvements. Following each appraisal, the appraiser prepares a report which includes a reproduction costs analysis (when appropriate) based on the current cost of constructing a similar home and market value analysis based on recent sales of comparable homes in the area. Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to FNMA and FHLMC. Every appraisal is reviewed by a non-affiliated appraisal review firm or by Accredited's Appraisal Department before the mortgage loan is closed.

     Accredited's mortgage loans are underwritten pursuant to "Full Documentation," "Lite Documentation," or "1003 Stated" programs. Under each of the programs, Accredited reviews the loan applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates debt service-to-income ratios to determined the applicant's ability to repay the loan, reviews the type and use of the property being financed and reviews the property for compliance with Accredited's standards. Accredited's underwriting standards are applied in a standardized manner which complies with applicable federal and state laws and regulations.

     Accredited's guidelines require verification of the income of each applicant and the source of funds (if any) required to be deposited by the applicant into escrow under Accredited's various programs as follows.
Under the Full Documentation programs, applicants are generally required to submit the last two pay stubs and written verification of income signed by the employer, Forms W-2 or 1040 and, in the case of self-employed applicants, Forms 1120 and profit and loss statements, in each case covering the preceding two years. Under the Lite Documentation programs, applicants are generally required to submit a year-to-date pay stub or personal bank statements and, in the case of self-employed applicants, profit and loss statements, in each case covering at least the preceding six months. Under the 1003 Stated program, applicants are evaluated based upon income as stated in the mortgage loan application. Under all programs, Accredited may telephone verify employment, business or income, and self-employed applicants may be required to submit a business license. Verification of the source of funds (if any) required to be paid by the applicant at closing is generally required under all documentation programs in the form of a standard verification of deposit, two months' consecutive bank statements or other acceptable documentation. Twelve months' mortgage payment or rental history must be verified by the related lender or landlord. If appropriate compensating factors exist, Accredited may waive certain documentation requirements or standards for individual applicants.

     The loan-to-value and debt service-to-income ratios which Accredited will allow are based upon applicants' respective credit histories in accordance with the categories and general criteria set forth in the following table ("1003" refers to Accredited's 1003 Stated program; "N/O/O" means nonowner-occupied; "O/O" means owner-occupied; "SFR" means single-family residence; "PUD" means planned unit development; "2-4" refers to two- to-four-unit residential dwellings; "Lite" refers to Accredited's Lite Documentation program):


                                                                                            Maximum Debt
              Maximum Mortgage                                                              Service-to-
  Credit    Delinquencies During            Consumer             Maximum Loan-to-Volume        Income
   Level         Last Year             Credit/Bankruptcies               Ratios                Ratios
- -----------------------------------------------------------------------------------------------------------
    A            One 30-day         Excellent credit for last              O/O     N/O/O    45%** - 60%
                                                                           ---     -----
             (none allowed for        two yrs. w/only minor       SFR      85%*     75%
            1003 or N/O/O with a        derogatory items.         PUD/
            loan-to-value ratio     Three yrs. reestablished     Condo     80%      70%
                 over 70%)           excellent credit since       2-4      80%      70%
                                    bankruptcy w/satisfactory     Lite     80%      70%
                                          explanation.            1003     75%      65%
- -----------------------------------------------------------------------------------------------------------
    A-           Two 30-day         Good credit for last yr.               O/O     N/O/O    45%** - 60%
                                                                           ---     -----
              (rolling 30-day        Two yrs. reestablished       SFR      85%      70%
               delinquencies         excellent credit since       PUD/
              counted as one)              bankruptcy.           Condo     80%      70%
                                                                  2-4      75%      70%
                                                                  Lite     75%      70%
                                                                  1003     70%      65%

                                                                          S-37



- -----------------------------------------------------------------------------------------------------------
    B        Four 30-day or one      Satisfactory credit for               O/O     N/O/O    50%** - 60%
                                                                           ---     -----
             60-day and two 30-        last yr.  Two yrs.         SFR      75%      70%
                    day             reestablished good credit     PUD/
              (rolling 30-day           since bankruptcy.        Condo     70%      70%
               delinquencies                                      2-4      70%      70%
              counted as one)                                     Lite     70%      65%
                                                                  1003     70%      65%
- -----------------------------------------------------------------------------------------------------------
    C         Twelve 30-day or      Fair credit for last yr.               O/O     N/O/O    55%** - 60%
                                                                           ---     -----
            three 30-day and one      One yr. reestablished       SFR      75%      65%
            60-day or two 60-day    satisfactory credit since     PUD/
               and one 90-day              bankruptcy.           Condo     70%      65%
                                                                  2-4      70%      65%
                                                                  Lite     70%      60%
                                                                  1003     70%      60%
- -----------------------------------------------------------------------------------------------------------
    C-      Current foreclosures        Poor credit.  Any                  O/O     N/O/O    60%** - 65%
                                                                           ---     -----
              and bankruptcies         bankruptcy must be         SFR      70%+     65%
                 considered           discharged with loan.       PUD/
                                                                 Condo     65%      60%
                                                                  2-4      65%      60%
                                                                  Lite     70%+     60%
                                                                  1003     70%+     60%
- -----------------------------------------------------------------------------------------------------------

*    90% for purchase money loans.
**   The ratio may be increased 5% (up to the indicated maximum) for each
10% the LTV is below its indicated maximum.

+    Subtract 5% for applicants in bankruptcy, subject to current notice of foreclosure sale or with mortgage delinquency greater than 120 days in last year.

     Mortgage loans purchased by Accredited pursuant to its correspondent purchase program are underwritten by Accredited prior to funding of the loan by the correspondent or reunderwritten in the case of a loan which has previously been funded, in each instance to ensure compliance with Accredited's underwriting guidelines as described above.

     Subsequent to funding (or prior to funding in the case of bulk acquisitions), each loan file is checked to confirm that lending and documentation standards have been met. Accredited also conducts, on an ongoing basis, quality compliance reviews with respect to a sample of the mortgage loans, which reviews can include a full underwriting and regulatory compliance review as well as reverification of credit, employment and income.



                              THE SUBSERVICER

     Advanta Mortgage Corp. USA (the "Subservicer") will act as Subservicer for the Mortgage Loans. The Subservicer is an indirect subsidiary of Advanta Corp., a Delaware corporation ("Advanta Parent"), a publicly-traded company based in Horsham, Pennsylvania with assets as of March June 30, 1996 in excess of $5.7 billion.

     Advanta Parent, through its subsidiaries (including the Subservicer) managed assets (including mortgage loans) in excess of $18.2 billion as of June 30, 1996.

     As of June 30, 1996, the Subservicer and its subsidiaries were servicing approximately 36,400 mortgage loans that were originated by the Subservicer representing an aggregate outstanding principal balance of approximately $2.1 billion. The Subservicer also services approximately 34,600 mortgage loans representing an aggregate outstanding principal balance of approximately $1.46 million which loans were not originated by the Subservicer and are being serviced for third parties on a contract servicing basis.

     The Certificates will not represent an interest in or obligation of, nor are the Mortgage Loans guaranteed by the Subservicer or Advanta Parent, nor will they be insured or guaranteed by the FDIC or any other governmental agency or instrumentality.


                      DESCRIPTION OF THE CERTIFICATES

General

     Mortgage Loan Asset-Backed Certificates, Series 1996-1 consisting of the Offered Certificates, the Class B Certificates and the Class R Certificates issued pursuant to a Pooling and Servicing Agreement dated as of August 1, 1996 among the Master Servicer, the Sponsor and the Trustee. Only the Offered Certificates are offered hereby.

     The Group I Certificates will represent undivided ownership interests in fixed-rate Mortgage Loans which comprise Group I and the Group II Certificates will represent undivided ownership interests in the adjustable-rate Mortgage Loans which comprise Group II.

     The Offered Certificates are issuable in original principal amounts of $1,000 and integral multiples thereof, except that one Certificate for each Class of Offered Certificates may be issued in a lesser amount.

Book-Entry Registration of the Offered Certificates

     The Offered Certificates will be Book-Entry Certificates. The Beneficial Owners may elect to hold their Offered Certificates through DTC in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems ("Participants"), or indirectly through organizations which are Participants in such systems. The Book-Entry Certificates will be issued in one or more certificates per Class of Offered Certificates which in the aggregate equal the principal balance of such Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear.

     Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through the relevant depositary of CEDEL or Euroclear, respectively. Except as described under "Description of the Securities -- Definitive Certificates" in the Prospectus, no Beneficial Owner will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only "Owner" of such Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Owners as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

Original Certificate Principal Balances

     The original Class A-1 Certificate Principal Balance is expected to be $__________ and the original Class A-2 Certificate Principal Balance is expected to be $__________. In the event that the Sponsor does not, as of the Closing Date, have the full amount of Mortgage Loans which the Sponsor expects to sell to the Trust on such date (i.e., $_______________ with
                                           ----
respect to Group I and $_______________ with respect to Group II) the Sponsor will reduce the amounts of the Offered Certificates (which, if such reduction relates to Group I will be a pro rata reduction in each Class of
                                       --- ----
Offered Certificates); the Sponsor does not expect that the original principal amount of any Class of Offered Certificates will increase or decrease by more than 5% as a result of such non-delivery. Even if the full expected amount of Mortgage Loans is delivered, certain adjustments (plus or minus 5%) may occur in the Class sizes.

Pass-Through Rates

     The Class A-1 Pass-Through Rate will be _____%. The Class A-2 Pass-Through Rate will be equal to the lesser of (i)(a) with respect to any Distribution Date which occurs on or prior to the Step-Up Distribution Date, the One-Month LIBOR (calculated as described under "Description of the Certificates -- Calculation of LIBOR" below) plus ____% per annum or
(b) with respect to any Distribution Date thereafter, One-Month LIBOR plus ____% per annum and (ii) the Class A-2 Available Funds Pass-Through Rate for such Distribution Date.

     If, on any Distribution Date, there is a Supplemental Interest Amount calculated for any Distribution Date, the Owners of certain of the Class R Certificates have agreed to pay such amount. If the full amount of the Supplemental Interest Amount is not paid on a Distribution Date, then the amount not paid will accrue interest at the Class A-2 Formula Pass-Through Rate until such amount is paid on subsequent Distribution Dates.

     The Certificate Insurer does not guarantee the payment of, nor do the ratings assigned to the Class A-2 Certificates address the likelihood of the payment of, any Supplemental Interest Amount.

     The "Class A-2 Available Funds Pass-Through Rate," as of any Distribution Date, equals an amount, expressed as a per annum rate, equal to (a)(i) the aggregate amount of interest due and collected or advanced on all of the Mortgage Loans in Group II for the related Remittance Period plus the Subordination Reduction Amount for Group II, if any, for such Distribution Date minus (ii) the aggregate of the Servicing Fee and the Trustee's Fee and the premium due to the Certificate Insurer, in each case relating to Group II, on such Distribution Date and minus (iii) commencing on the ___th Distribution Date following the Closing Date, an amount equal to ____% per annum times the aggregate principal balance of the Mortgage Loans in Group II as of the beginning of such related Remittance Period, divided by (b) the Class A-2 Certificate Principal Balance immediately prior to such Distribution Date calculated on the basis of a 360 day year and the actual number of days elapsed.

     The "Step-Up Distribution Date" is the second Distribution Date which follows the Clean-Up Call Date.

Distributions, Generally

     Distributions on the Certificates are required to be made on the twenty-fifth day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date") commencing on September 25, 1996, to the Owners of record. The Owners of record shall be such Owners of the Certificates as of the last day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs, whether or not such day is a Business Day (each a "Record Date") in an amount equal to the product of such Owner's Percentage Interest and the amount distributed in respect of such Owner's Class of such Certificates on such Distribution Date.

Distributions of Interest

     On each Distribution Date, the interest due with respect to each Class of Offered Certificates (the "Class A Interest Distribution Amount") will equal, in the case of the Class A-1 Certificates, the interest due with respect to the Class A-1 Certificates, and will be the interest which has accrued thereon at the Class A-1 Pass-Through Rate during the calendar month immediately preceding the calendar month in which such Distribution Date occurs, and, in the case of the Class A-2 Certificates, the interest which has accrued thereon at the Class A-2 Pass-Through Rate from the preceding Distribution Date (or from the Closing Date? in the case of the first Distribution Date) to and including the day prior to the current Distribution Date, in each case, together with any unpaid interest shortfalls relating to such Class from prior periods; the Class A Interest Distribution Amount for the Class A-2 Certificates will not include any Supplemental Interest Amount. Each period referred to in the prior sentence relating to the accrual of interest is the "Accrual Period" for the related Class of Offered Certificates.

     Calculations of interest on the Class A-1 Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months; all calculations of interest on the Class A-2 Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period, divided by 360.

Distribution of Principal

     The Owners of each Class of Offered Certificates will be entitled to receive certain monthly distributions of principal on each Distribution Date which generally reflect collections of principal during the prior calendar month. On each Distribution Date until the Certificate Principal Balance for a Class of Offered Certificates has been reduced to zero, the Owners of each Class of Offered Certificates will be entitled to receive 100% of the Principal Distribution Amount with respect to the related Mortgage Loan Group.

     The "Principal Distribution Amount" for each Mortgage Loan Group will generally equal the amount of principal due or collected with respect to the related Mortgage Loans on account of scheduled payments due during the related Remittance Period, principal prepayments made during the related Remittance Period, the purchase or repurchase of Mortgage Loans required to be purchased or repurchased during the related Remittance Period, Substitution Amounts due with respect to Mortgage Loans substituted during the related Remittance Period and Mortgage Loans which became Liquidated Mortgage Loans during the related Remittance Period, plus any Class B Interest to be applied to the Certificate Principal Balance of the related Class of Offered Certificates pursuant to the subordination provisions discussed below minus the amount of any excess subordination previously created pursuant to such subordination provisions.

     In no event will the Class A Principal Distribution Amount for any class of Offered Certificates and Distribution Date be less than zero or be greater than the then-outstanding Certificate Principal Balance of the related Class of Offered Certificates.

     The subordination provisions of the Pooling and Servicing Agreement will result in a limited acceleration of principal payments to the Owners of each Class of Offered Certificates. Such subordination provisions are more fully described under "Description of the Certificates -- Subordination of Class B Certificates" and "Description of the
Certificates -- Cross Collateralization Provisions." Such subordination provisions also have an effect on the weighted average lives and the yields to maturity of the Offered Certificates. See "Yield and Maturity Considerations herein and in the Prospectus."

     The amount of any loss on a "Liquidated Mortgage Loan", i.e., a defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment), may or may not be recovered by the Owners of the related Class of Offered Certificates on the Distribution Date which immediately follows the event of loss. However, the Owners of the Offered Certificates are ultimately entitled to recovery of any such loss (each, a "Realized Loss") which occur in the related Mortgage Loan Group. Such ultimate recovery will be in the form of an Insured Payment if not covered by the application of Class B Interest from the related Mortgage Loan Group or the other Mortgage Loan Group.

Distributions and Insured Payments With Respect to of the Offered
Certificates

     No later than the third Business Day prior to each Distribution Dates the Trustee will be required to determine the amount for each Mortgage Loan Group, with respect to each Group Available Funds which will be on deposit in the Distribution Account on such Distribution Date (after taking into account any amounts transferred as a result of the cross-collateralization mechanics described below under "-- Cross Collateralization Provisions"). If the Insured Distribution Amount for any Class of Offered Certificates on any Distribution Date exceeds the related Available Funds for such Distribution Date, the Trustee will be required to draw the amount of such insufficiency from the Certificate Insurer under the Certificate Insurance Policy. Amounts which cannot be distributed to the Owners of the Certificates as a result of proceedings under the United States Bankruptcy Code or similar insolvency laws will not be considered in determining the amount of Available Funds with respect to any Group or any Distribution Date.

     On each Distribution Date, and following the making by the Trustee of all allocations, transfers and deposits heretofore described, from amounts (including any related Insured Payment) then on deposit in the Distribution Account, the Trustee will be required to distribute to the Owners of each Class of Offered Certificates the Class A Distribution Amount with respect to such Class for such Distribution Date.

Calculation of LIBOR

     On the second Business Day preceding each Distribution Date or, in the case of the first Accrual Period, on the second Business Day preceding the Closing Date (each such date, an "Interest Determination Date"), the Trustee will determine One-Month LIBOR for the next Accrual Period for the Class A-2 Certificates on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuters Screen LIBO page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the Interest Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by, or under common control with, the Sponsor.

     On each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the Class A-2 Certificates will be established by the Trustee as follows:

     (a) If on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the Class A-2 Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

     (b) If on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the Class A-2 Certificates shall be the higher of
(x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-2 Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at (212) 250-6000.

Subordination of Class B Certificates

     The Class B Certificates are subordinated to the Class A Certificates. Such subordination is intended to enhance the likelihood that the Owners of the Class A Certificates will receive full and timely receipt of all amounts due to them.

     Under the terms of the Pooling and Servicing Agreement, the excess of the aggregate principal balance of the Mortgage Loans in each Group over the Certificate Principal Balance for the related Class A Certificates will be required to be maintained at certain levels (which levels may vary over time) over the life of the transaction, which levels are specified by the Certificate Insurer. For each Group, the actual amount of this excess is the "Subordinated Amount", and the specified target amount of the excess at a point in time is the "Specified Subordinated Amount".

     The Certificate Insurer may permit the reduction of the Specified Subordinated Amount without the consent of, or the giving of notice to, the Owners of the related Class A Certificates; provided, that the Certificate
                                            --------
Insurer is not then in default; and provided, further, that such reduction
                                    --------  -------
would not change materially the weighted average life of the related Class A Certificates or the current rating thereof.

     The Class B Certificates are generally entitled to receive all excess interest available on any Distribution Date for the related Mortgage Loan Group, i.e., the interest remitted by the Master Servicer to the Trustee relating to the prior Remittance Period (which interest remittance is itself net of the aggregate monthly Servicing Fee) less the interest due and payable to the Owners of the related Class A Certificates, together with the fees and premium due and payable to the Trustee and the Certificate Insurer (such interest to which the related Class B Certificates are entitled, the "Class B Interest" for the related Mortgage Loan Group).

     On each Distribution Date, the Class B Interest will be used, to the extent available, to fund any shortfalls in amounts due to the Owners of the related Class A Certificates on such Distribution Date. In addition, to build each Group's Subordinated Amount to the initial Specified Subordinated Amount for the Group, and, to the extent that the related Specified Subordinated Amount increases or "steps up" due to the effect of the triggers set forth in the definition thereof or if, due to Realized Losses, the related Subordinated Amount has been reduced below the related Specified Subordinated Amount, the Pooling and Servicing Agreement requires that Class B Interest be used to make payments of principal to the Owners of the related Class A Certificates for the purposes of accelerating the amortization thereof relative to the amortization of the Mortgage Loans in the related Mortgage Loan Group. Such accelerated payments of principal will be made to the extent necessary to increase the related Subordinated Amount to its then-applicable Specified Subordinated Amount. The extent to which, on any Distribution Date, the actual related Subordinated Amount is less than the related Specified Subordinated Amount, a "Subordination Deficiency". To the extent, on any Distribution Date, the actual Subordinated Amount for a Mortgage Loan Group exceeds the then-applicable Specified Subordinated Amount for such Group, the excess will reduce the Principal Distribution Amount otherwise payable with respect to the related Class A Certificates and will be distributable with respect to the related Class B Certificates to the extent of funds otherwise available for the payment of principal with respect to the related Class A Certificates.

Cross Collateralization Provisions

     Under the terms of the Pooling and Servicing Agreement, the Class B Interest generated by Group I may be used to fund certain shortfalls with respect to the Group II and vice versa, provided that such Class B Interest
                            ---- -----  --------
must first be applied to fund certain required payments with respect to the related Mortgage Loan Group. Specifically, the Class B Interest generated by one Mortgage Loan Group is to be applied in the following order of priority: (i) first, to fund a Subordination Deficit in the related
               -----
Mortgage Loan Group; (ii) second, to fund a Subordination Deficit or
                          ------
interest shortfall in the other Mortgage Loan Group; (iii) third, to fund a
                                                           -----
Subordination Deficiency in the related Mortgage Loan Group and
(iv) fourth, to fund a Subordination Deficiency with respect to the other
     ------
Mortgage Loan Group.


                      THE CERTIFICATE INSURANCE POLICY

          The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement.

     The Sponsor will obtain a Certificate Insurance Policy, issued by the Certificate Insurer, in favor of the Owners of the Offered Certificates. The Certificate Insurance Policy provides for 100% coverage of the Insured Distribution Amount with respect to each Class of Offered Certificates.

     The Certificate Insurance Policy unconditionally guarantees the payment of Insured Payments on the Offered Certificates. The Certificate Insurer is required to make Insured Payments to the Trustee as paying agent on the later of the Distribution Date or on the business day next following the day on which the Certificate Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the Trustee that an Insured Payment is due.
     Each Owner of a Class A Certificate which pays to the bankruptcy court as a "voidable preference" under the United States Bankruptcy Code any amounts ("Preference Amounts") theretofore received by such Owner on account of such Class A Certificate will be entitled to receive reimbursement for such amounts from the Certificate Insurer, but only after
(i) delivering a copy to the Trustee of a final, nonappealable order (a "Preference Order") of a court having competent jurisdiction demanding payment of such amount to the bankruptcy court and (ii) assigning such Owner's claim with respect to such Preference Order to the Certificate Insurer. In no event shall the Certificate Insurer pay more than one Insured Payment in respect of any Preference Amount.

     The Certificate Insurance Policy is non-cancelable.

     THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/ CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     The Certificate Insurer's obligation under the Certificate Insurance Policy will be discharged to the extent that funds are received by the Trustee for distribution to the Class A Certificateholders, whether or not such funds are properly distributed by the Trustee.

     The Certificate Insurance Policy does not guarantee to the Owners of the Offered Certificates any specific rate of prepayments of principal of the Mortgage Loans. Also, the Certificate Insurance Policy does not guarantee the payment of any Supplemental Interest Amount.

     Pursuant to the Pooling and Servicing Agreement, the Certificate Insurer is subrogated to the rights of the Owners of the Offered
Certificates to the extent of any such payment under the Certificate Insurance Policy.


                          THE CERTIFICATE INSURER

General

     [INSERT INFORMATION DESCRIBING CERTIFICATE INSURER]


                    THE POOLING AND SERVICING AGREEMENT

     In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in this Prospectus Supplement and the Prospectus, there is set forth below a summary of certain other provisions of the Pooling and Servicing Agreement.

Formation of the Trust

     The Trust will be created and established pursuant to the Pooling and Servicing Agreement on the Closing Date. On such date, the Sponsor will sell without recourse the Mortgage Loans to the Trust and the Trust will issue the Offered Certificates to the Owners thereof.

     The property of the Trust shall include all money, instruments and other property to the extent such money, instruments and other property are subject or intended to be held in trust for the benefit of the Owners, and all proceeds thereof, including, without limitation, (i) the Mortgage Loans, (ii) such amounts, including Eligible Investments, as from time to time may be held by the Trustee in the Distribution Account and by the Master Servicer in the Collection Account (except as otherwise provided in the Pooling and Servicing Agreement), each to be created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any insurance policies relating to the Mortgage Loans and any rights of the Sponsor under any insurance policies, and (v) the Certificate Insurance Policy with respect to the Offered Certificates.

     [The Pooling and Servicing Agreement also establishes an account, the "Supplemental Interest Account," which is held in trust by the Trustee, but does not constitute a part of the Trust. The Supplemental Interest Account will hold certain amounts and other property relating to the funding of Supplemental Interest Amounts, if any.]

Sale of Mortgage Loans

     Pursuant to the Pooling and Servicing Agreement, the Sponsor on the Closing Date and on each Subsequent Transfer Date will sell without recourse to the Trustee in trust all right, title and interest of the Sponsor in each Mortgage Loan listed on the schedule delivered to the Trustee on the Closing Date and all its right, title and interest in all principal collected and all interest due on each such Mortgage Loan on or after the Cut-Off Date.

     In connection with the sale of the Mortgage Loans on the Closing Date, the Sponsor will be required to deliver to the Trustee a file (a "Mortgage Loan File") consisting of, among other things, (i) the original Mortgage

Notes, duly endorsed to the Trustee, (ii) originals or certified copies of all intervening assignments, showing a complete chain of title from origination to the assignor under the assignment of the Mortgage described in the following paragraph, with evidence of recording thereon,
(iii) originals or certified copies of all assumption and modification agreements if any, and (iv) either: (a) the original Mortgage, with evidence of recording thereon, (b) a true and accurate copy of the Mortgage where the original has been transmitted for recording, until such time as the original is returned by the public recording office or (c) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost or is permanently retained by the public recording office. The Trustee will agree, for the benefit of the Owners, to review each such file within 90 days after the Closing Date to ascertain that all required documents (or certified copies of documents) have been executed and received.

     The Sponsor is additionally required to cause to be prepared and recorded, within 75 business days of the Closing Date (or, if original recording information is unavailable, within such later period as is permitted by the Pooling and Servicing Agreement) assignments of the Mortgages to the Trustee, in the appropriate jurisdictions in which such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Sponsor; provided, however, that if the Sponsor furnishes to the Trustee and to the Certificate Insurer an opinion of counsel to the effect that no such recording is necessary to perfect the Trustee's interests in the Mortgages with respect to any of the jurisdictions in which time related Mortgaged Properties are located, then such recording will not be required with respect to such jurisdictions, or, at the election of the Certificate Insurer, any jurisdictions.
Governing Law

     The Pooling and Servicing Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

Termination of the Trust

     The Pooling and Servicing Agreement will provide that the Trust will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts required to be paid such Owners upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust, or (ii) any time when a Qualified Liquidation of the Trust is effected.

Optional Termination

     By the Master Servicer. At its option, the Master Servicer acting directly or through one or more affiliates may determine to purchase from the Trust all of the Mortgage Loans and other property then held by the Trust at a price at least equal to the aggregate Certificate Principal Balances of all Offered Certificates plus the aggregate Class A Interest Distribution Amounts with respect thereto, and thereby effect early retirement of the Certificates, on any Remittance Date on and after the Clean-Up Call Date.

     Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service, or by a court of competent jurisdiction, in each case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the Trust does not and will no longer qualify as a "REMIC" pursuant to
Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination, (i) the Owners of a majority in Percentage Interest represented by the Offered Certificates then outstanding may direct the Trustee to adopt a plan of complete liquidation with respect to the Trust and (ii) the Certificate Insurer may notify the Trustee of the Certificate Insurer's determination to purchase from the Trust all Mortgage Loans and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust, and thereby effect the early retirement of the Certificates. Upon receipt of such notice or direction, the Trustee will be required to notify the Owners of the Class R Certificates of the determination of the Certificate Insurer or the Owners of the Offered Certificates to liquidate (the "Termination Notice"). The Owners of a majority of the Percentage Interest represented by the Class R Certificates then outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust as of the date of such purchase plus one month's interest on such amount at the weighted average Pass-Through Rate.

     If, during the Purchase Option Period, the Owners of the Class R Certificates have not exercised the option described above, then upon the expiration of the Purchase Option Period the Certificate Insurer may purchase the Trust Estate within 60 days after the expiration of the Purchase Option Period or the Trustee will sell the Mortgage Loans and distribute the proceeds of the liquidation thereof.

     [Following a Final Determination, the Owners of a majority of the Percentage Interest represented by the Class R Certificates then outstanding may, at their option (and upon delivery to the Trustee and the Certificate Insurer of an opinion of counsel experienced in Federal income tax matters to the effect that the effect of the Final Determination is to substantially increase the probability that the gross income of the Trust will be subject to federal taxation), purchase from the Trust all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the aggregate Class A Certificate Principal Balance as of the date of such purchase plus interest accrued on the Offered Certificates since the prior Distribution Date at the weighted average Pass-Through Rate. The Pooling and Servicing Agreement provides that the foregoing opinion shall be deemed satisfactory unless a majority of the Percentage Interest of the Offered Certificates give the Owners of the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.]

                     FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion of certain material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates is to be considered only in connection with "Federal Income Tax Considerations" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

REMIC Elections

     The Trustee will cause one or more REMIC elections to be made with respect to certain specified assets of the Trust for federal income tax purposes. Qualification as a REMIC requires ongoing compliance with certain conditions. Dewey Ballantine, special tax counsel, will advise that, in its opinion, for federal income tax purposes, assuming the REMIC elections are made and compliance with the Pooling and Servicing Agreement, each Class of the Group I Certificates and the Group II Certificates will be treated as a "regular interest" in a REMIC.

     For federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of Offered Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Offered Certificates under an accrual method. The Offered Certificates may be issued with original issue discount for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount on the Offered Certificates is 100% of the Prepayment Assumption. No representation is made that any of the Mortgage Loans will prepay at such rates or any other rate. See "Yield and Maturity Considerations" herein and "Federal Income Tax Considerations -- Discount and Premium" in the Prospectus.

The Class A-2 Certificates

     The Beneficial Owners of the Class A-2 Certificates and the related rights to receive Supplemental Interest Amounts will be treated for tax purposes as owning two separate investments: (i) the Class A-2 Certificates without the right to receive Supplemental Interest Amounts and
(ii) the right to receive the Supplemental Interest Amounts. The Owners of the Class A-2 Certificates must allocate the purchase price of their Certificates between these two investments based on their relative fair market values. The purchase price allocated to the first investment will be the issue price of the Class A-2 Certificates for calculating accruals of OID (if any). See "Federal Income Tax Considerations -- Discount and Premium" in the Prospectus.

     A Beneficial Owner of a Class A-2 Certificate and the related rights to receive Supplemental Interest Amounts will be treated for federal income tax purposes as having entered into a notional principal contract on the date that it purchases its Certificate. Treasury Regulations under Section 446 of the Internal Revenue Code (the "Code") relating to notional principal contracts (the "Notional Principal Contract Regulations") provide that taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting. Any Supplemental Interest Amounts will be periodic payments. Income with respect to periodic payments under a notional principal contract for a taxable year should constitute ordinary income. The purchase price allocated to the right to receive the related Supplemental Interest Amounts will be treated as a nonperiodic payment under the Notional Principal Contract Regulations. Such a nonperiodic payment may be amortized using several methods, including the level payment method described in the Notional Principal Contract Regulations.

     The right to receive the Supplemental Interest Amounts will not constitute: (i) a "real estate asset" within the meaning of Section 858(c)(5)(A) of the Code if held by a real estate investment trust; (ii) a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or a "permitted investment" within the meaning of Section 860G(a)(5) of the Code if held by a REMIC; or (iii) assets described in Section
7701(a)(19)(C)(xi) of the Code if held by a thrift. Moreover, other special rules may apply to certain investors, including dealers in securities and dealers in notional principal contracts.

Taxation of Foreign Investors

     Distributions made on an Offered Certificate to, or on behalf of, a Beneficial Owner that is not a U.S. Person generally will be exempt from United States federal income and withholding taxes. See "Federal Income Tax Considerations -- Foreign Investors -- Grantor Trust Securities and REMIC Regular Securities" in the Prospectus. In addition, a Beneficial Owner that is not a U.S. Person generally will be exempt from United States federal income and withholding taxes on any Supplemental Interest Amounts.



                            ERISA CONSIDERATIONS

     ERISA and the Code impose certain prohibitions, duties and requirements on pension, profit sharing and other employee benefit plans contemplating investment in the Offered Certificates, and the United States Department of Labor (the "DOL") has issued to the Underwriter individual prohibited transaction exemptions, (the "Exemptions"), which generally exempt from the applicable provisions of ERISA and the Code, certain transactions with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemptions. The loans covered by the Exemptions include mortgage loans such as the Mortgage Loans. See "ERISA Considerations" in the Prospectus.
     Any person purchasing a Class A-2 Certificate and the related right to receive Supplemental Interest Amounts will have acquired, for purposes of ERISA and for federal income tax purposes, such Class A-2 Certificate without the right to receive the Supplemental Interest Amounts, together with the right to receive the Supplemental Interest Amounts. The Exemptions do not apply to the acquisition, holding or resale of the right to receive the Supplemental Interest Amounts. Accordingly, the acquisition of the right to receive the Supplemental Interest Amounts by a Plan could result in a prohibited transaction unless another administrative exemption to ERISA's prohibited transaction rules is applicable. One or more alternative exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the right to receive the Supplemental Interest Amounts, including, but not limited to: (i) Prohibited Transaction Class Exemption ("PTCE") 91-38, regarding investments by bank collective investment funds; (ii) PTCE 90-1, regarding investments by insurance company pooled separate accounts; (iii) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers; or
(iv) PTCE 75-1, Part II, regarding principal transactions by broker-dealers (the "Principal Transactions Exemption"). It is believed that the conditions of the Principal Transactions Exemption will be met with respect to the acquisition of a right to receive the Supplemental Interest Amounts by a Plan, so long as the Underwriter is not a fiduciary with respect to the Plan (and is not a party in interest with respect to the Plan by reason of being a participating employer or affiliate thereof). Before purchasing Class A-2 Certificates based on an administrative exemption (or exemptions), a fiduciary of a Plan should determine whether the conditions of such exemption (or exemptions) would be met and whether the scope of the relief provided by such exemption (or exemptions) would cover all acts that might be construed as prohibited transactions.

     Prospective Plan investors in the Offered Certificates should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. See "ERISA Considerations" in the Prospectus.


                                  RATINGS

     It is a condition of the original issuance of the Offered Certificates that they receive ratings of AAA by Standard & Poor's and Aaa by Moody's. The ratings assigned to the Offered Certificates will be based on the claims-paying ability of the Certificate Insurer. The ratings issued by Standard & Poor's and Moody's on payments of principal and interest do not cover the payment of the Supplemental Interest Amounts. Explanations of the significance of such ratings may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 and Standard & Poor's Corporation, 25 Broadway, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Offered Certificates.

                      LEGAL INVESTMENT CONSIDERATIONS

     Although upon their initial issuance all classes of Offered
Certificates are expected to be rated AAA by Standard & Poor's and Aaa by Moody's, no class of the Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA.


                                UNDERWRITING

     Under the terms and subject to the conditions set forth in the Underwriting Agreement for the sale of the Offered Certificates, dated August 1, 1996 between the Sponsor and the Underwriter (the "Underwriting Agreement"), the Sponsor has agreed to cause the Trust to sell and the Underwriter has agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase the entire principal amount of each Class of Offered Certificates in the amounts as set forth below:


                          Principal       Principal
                          Amount of       Amount of
                          Class A-1       Class A-2
        Underwriter      Certificates    Certificates
        -----------      ------------    ------------

 Lehman Brothers Inc.     $            $



     The Underwriter has agreed to reimburse the Sponsor for certain expenses of the issuance and distribution of the Offered Certificates.

     The Underwriter has informed the Sponsor that they propose to offer the Offered Certificates for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Sponsor in the form of underwriting compensation.
The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The Sponsor has agreed to indemnify the Underwriter against certain liabilities including liabilities under the Securities Act of 1933, as amended.

     The Sponsor has been advised by the Underwriter that the Underwriter presently intends to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Offered Certificates and such market-making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.


                                  EXPERTS

     The financial statements of [insert name of Certificate Insurer] included in this Prospectus Supplement in Appendix A, as of December 31, 1995 and 1994 and for each of the years in the three year period then ended, have been included in reliance upon the report of [name of accounting firm], independent certified public accountants, appearing in Appendix A, upon the authority of such firm as experts in accounting and auditing.

                           CERTAIN LEGAL MATTERS

     Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon by Dewey Ballantine, New York, New York.

                      INDEX OF PRINCIPAL DEFINED TERMS

                                                                       Page
                                                                       ----
1933 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Accrual Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Average Amount Outstanding  . . . . . . . . . . . . . . . . . .  S-14, S-16
Beneficial Owner  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Beneficial Owners . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
Book-Entry Certificates . . . . . . . . . . . . . . . . . . . . . . .  S-44
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
CEDEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-10
Certificate Insurance Policy  . . . . . . . . . . . . . . . . . .  S-2, S-9
Certificate Insurer . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Certificates  . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-4, S-44
Class . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Class A Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Class A Interest Distribution Amount  . . . . . . . . . . . . . . . . . S-7
Class A-1 Certificate Principal Balance . . . . . . . . . . . . . . .  S-34
Class A-1 Certificates  . . . . . . . . . . . . . . . . . . . . .  S-1, S-4
Class A-1 Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . S-6
Class A-2 Available Funds Pass-Through Rate . . . . . . . . . . . . . . S-7
Class A-2 Certificate Principal Balance . . . . . . . . . . . . . . .  S-34
Class A-2 Formula Pass-Through Rate . . . . . . . . . . . . . . . . .  S-45
Class A-2 Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . S-6
Class B Certificates  . . . . . . . . . . . . . . . . . . .  S-1, S-4, S-44
Class B-1 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . S-1
Class B-2 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . S-1
Class R Certificates  . . . . . . . . . . . . . . . . . . .  S-1, S-4, S-44
Clean-Up Call Date  . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
CLTV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-18
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
Combined Loan-to-Value Ratio  . . . . . . . . . . . . . . . . . . . .  S-18
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Compensating Interest . . . . . . . . . . . . . . . . . . . . . . . .  S-10
Cut-Off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Definitive Certificate  . . . . . . . . . . . . . . . . . . . . . . .  S-44
Delinquency Advances  . . . . . . . . . . . . . . . . . . . . . . . .  S-10
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . S-7, S-45
DOL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-10
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-10
Exemptions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
FDIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39
FHLMC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Final Determination . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Final Scheduled Distribution Date . . . . . . . . . . . . . . . . . . . S-4
FNMA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
Foreclosure Rate  . . . . . . . . . . . . . . . . . . . . . . .  S-15, S-42
Gross Losses  . . . . . . . . . . . . . . . . . . . . . . . . .  S-14, S-16
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Group I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Group I Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Index . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-13
Insured Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
Interest Determination Date . . . . . . . . . . . . . . . . . . . . .  S-47
Junior Lien Ratio . . . . . . . . . . . . . . . . . . . . . . . . . .  S-18

                                                                       Page
                                                                       ----

LIBO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6, S-45, S-47
Liquidated Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . . S-8
Loan-to-Value Ratio . . . . . . . . . . . . . . . . . . . . . . . . .  S-18
LTV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-18
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Moody's . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
Mortgage Loan File  . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
Mortgage Loan Group . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Mortgage Loan Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Net Losses  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14, S-16
Notional Principal Contract Regulations . . . . . . . . . . . . . . .  S-52
Offered Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . S-1
One-Month LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-44
Pooling and Servicing Agreement . . . . . . . . . . . . . .  S-1, S-4, S-44
Preference Amounts  . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
Preference Order  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
Prepayment Assumption . . . . . . . . . . . . . . . . . . . . .  S-34, S-52
Principal Transactions Exemption  . . . . . . . . . . . . . . . . . .  S-53
PTCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
Purchase Option Period  . . . . . . . . . . . . . . . . . . . . . . .  S-51
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-45
Recoveries  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14, S-16
Reference Banks . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
Residual Interest . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
Reuters Screen LIBO page  . . . . . . . . . . . . . . . . . . . . . .  S-47
Specified Subordinated Amounts  . . . . . . . . . . . . . . . . . . .  S-35
Sponsor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Standard & Poor's . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
Step-Up Payment Date  . . . . . . . . . . . . . . . . . . . . . . S-7, S-45
Sub-Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-43
Subordination Deficit . . . . . . . . . . . . . . . . . . . . . . . . . S-9
Supplemental Interest Account . . . . . . . . . . . . . . . . . . . .  S-50
Supplemental Interest Amount  . . . . . . . . . . . . . . . . . . S-6, S-45
Termination Notice  . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Third-Party Servicing Portfolio . . . . . . . . . . . . . . . . . . .  S-43
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Trustee's Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2

                                  ANNEX I

       GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES
Except in certain limited circumstances, the globally offered Accredited Mortgage Loan Trust 1996-1 Class A-1 and Class A-2 Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

     Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their Relevant Depository which in turn will hold such positions in their accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

     Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC, Seller and CEDEL or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC
Participant to the account of a CEDEL Participant or a Euroclear
Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant



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
at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depository to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their account one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depository, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.
The payment will then be reflected in the account of CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). In the event that the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.
     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b)  borrowing the Global Securities in the U.S. from a DTC
Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for Non-U.S. Persons with effectively connected income (Form 4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     On April 22, 1996, the IRS proposed regulations relating to withholding, backup withholding and information reporting that, if adopted in their current form would, among other things, unify current certification procedures and forms and clarify certain reliance standards. The regulations are proposed to be effective for payments made after December 31, 1997 but provide that certificates issued on or before the date that is 60 days after the proposed regulations are made final will continue to be valid until they expire. Proposed regulations, however, are subject to change prior to their adoption in final form.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or
(iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.



                                    AI-4